UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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FOX FACTORY HOLDING CORP.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement if other than Registrant)

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March 23, 2022
A Message from our Chief Executive Officer
Dear Stockholders:
Thank you for your support of Fox Factory Holding Corp. in 2021. While 2020 was a remarkable year in our company’s history, I’d venture to say 2021 was just as memorable, if not more so. Having said that, I am incredibly proud to say this record-shattering year was full of many firsts. For the first time in our company’s history, we eclipsed $1B in revenue, equating to approximately 46% year-over-year growth. All of these are new records for our company, despite continued challenges from macro-economic headwinds and new global COVID-19 variants throughout 2021.
The foundational driver of our performance can be attributed to our expanded portfolio of high-performance products, which continues to deliver on quality, engineering, and service that consistently resonates with the end consumers. Our impressive top and bottom-line performance clearly demonstrate that our customers differentiate our premium products from those of our competitors. Our brands represent what our company stands for – a culture of innovation and a commitment to deliver best-in-class products to our ever-growing base of performance-driven enthusiasts. In addition, the dedication, agility, and adaptability of our incredible team, which continued to maneuver through the dynamic and challenging operational environment of 2021, significantly contributed to our success throughout 2021. As the year progressed, we recognized the unprecedented growth in demand and continued to make necessary investments in our products, people, and technology, all while delivering three consecutive quarters of record-breaking revenue. This clearly demonstrates not only the management team’s capability to develop and communicate strategic initiatives but also our employees’ ability to execute the same across our diversified product portfolio.
As we’ve previously reported, we embarked on a journey in 2021 related to Environmental, Social, and Governance (“ESG”) efforts to identify the topics we believe are most important to our stakeholders. We are leveraging the learnings and insights from this work as we prepare to publish our first annual sustainability report in 2022. This first reporting year will also be the baseline for setting our 2025 ESG commitments and goals. Finally, we will also be expanding Trail Trust, which is our signature community partnership program launched in 2021. With the mission of delivering sustainable adventure to everyone, Trail Trust supports nonprofits in the areas of responsible recreation, trail building and maintenance, and expanding access to outdoor sports.
In summary, I am confident in FOX’s future strategy and potential. Through the ups and downs of 2021, we have emerged as a stronger brand and company that is better positioned to create value for our shareholders and customers while helping make the lives of our growing consumer base more active, exciting, and enjoyable.
I hope that we can count on your continued support as an investor or customer—ideally both—and cordially invite you to attend FOX’s 2022 Annual Meeting of Stockholders, which will be held via webcast on Friday, May 6, 2022, at 1:00 p.m. EDT. Please note that this year's Annual Meeting will be held virtually, which means that you will be able to register and vote online by visiting www.proxypush.com/FOXF. Please visit www.proxydocs.com/FOXF for complete details. I look forward to speaking with you then.

Sincerely,

Michael C. Dennison
Director and Chief Executive Officer

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 6, 2022

Fox Factory Holding Corp.’s 2022 Annual Meeting of Stockholders (the "Annual Meeting") will be held via webcast on Friday, May 6, 2022, at 1:00 p.m. EDT. This year's Annual Meeting will be in virtual meeting format only, which means that you will be able to participate in the meeting, vote and submit your questions during the meeting online by visiting www.proxypush.com/FOXF. You will not be able to attend the Annual Meeting in person.
The purposes of the meeting are:
1.    To elect two Class III directors, as described in the Proxy Statement, each to serve for a term to expire at the 2025 Annual Meeting of Stockholders;
2.    To ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2022;
3.    To consider and act upon a proposal to approve the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan; and
4.     To vote on an advisory resolution to approve the Company’s executive compensation.
The stockholders will also consider and act upon such other matters as may properly come before the meeting, or any adjournment or postponement thereof.
These matters are more fully described in the Proxy Statement. The Board of Directors recommends that you vote "FOR" all the nominated directors, "FOR" the ratification of the independent public accountants, "FOR" the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan, and "FOR" the advisory approval of the Company’s executive compensation. The Board of Directors knows of no other matters at this time that may be properly brought before the meeting.
Stockholders of record at the close of business on March 8, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any subsequent adjournments or postponements thereof. A list of these stockholders will be available for inspection for 10 days preceding the Annual Meeting at our principal executive offices located at 2055 Sugarloaf Circle, Suite 300, Duluth GA 30097. The Notice of Annual Meeting, Proxy Statement, Proxy Card, Annual Report, and other Proxy Materials are first being sent or made available to stockholders on or about March 23, 2022.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
We are pleased to save costs and help protect the environment by using the Notice and Access method of delivery. Instead of receiving paper copies of our Proxy Materials in the mail, many stockholders will receive a Notice of Internet Availability of Proxy Materials ("Notice") which provides an internet website address where stockholders can access electronic copies of Proxy Materials and vote. This website also has instructions for voting by telephone and for requesting paper copies of the Proxy Materials and proxy card. The Company's 2022 Proxy Statement and Annual Report for fiscal year 2021 are available online at www.proxydocs.com/FOXF. We encourage you to access and review such materials before voting.
Your vote is important to us. Whether or not you expect to attend the Annual Meeting via webcast, we urge you to consider the Proxy Statement carefully and to promptly vote your shares either by (1) voting through the internet at the website shown on the proxy card or Notice or by telephone at the telephone number shown on the proxy card or Notice; or (2) if you received paper copies of your Proxy Materials in the mail, complete, date, sign, and return the enclosed proxy card as promptly as possible. Completing a proxy card or voting through the internet or telephone will not prevent you from voting by following the instructions on the website during the webcast, but will assure that your vote is counted, if, for any reason, you are unable to attend. Our proxy tabulator, Mediant Communications, Inc., must receive any proxy that will not be delivered during the webcast to the Annual Meeting by 11:59 p.m. Eastern Daylight Time on Thursday, May 5, 2022.

By Order of the Board of Directors,

Toby D. Merchant
Chief Legal Officer and Secretary
Duluth, GA
March 23, 2022

PROXY SUMMARY

2022 Annual Meeting of Stockholders

Date and Time	Virtual Stockholder Meeting (Via Webcast)
May 6, 2022, 1:00 p.m. EDT	Register at www.proxydocs.com/FOXF
Record Date	Voting Eligibility
March 8, 2022	Owners of our common stock as of the Record Date are entitled to vote on all matters

Voting Items and Board Recommendations

Item	Proposal	Board Vote Recommendation	Page Reference

1	Elect two Class III directors	FOR	12

2	Ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2022	FOR	17

3	Approve Fox Factory Holding Corp 2022 Omnibus Incentive Plan	FOR	57

4	Approve an advisory resolution on our executive compensation	FOR	64

2021 Performance Highlights

Overview of Business
Our company, Fox Factory Holding Corp., designs, engineers, manufactures and markets premium performance-defining products and systems for customers worldwide. Our premium brand, performance-defining products and systems are used primarily on bicycles ("bikes"), side-by-side vehicles ("Side-by-Sides"), on-road vehicles with and without off-road capabilities, off-road vehicles and trucks, all-terrain vehicles ("ATVs"), snowmobiles, specialty vehicles and applications, motorcycles and commercial trucks.
Many of our products are specifically designed and marketed to some of the leading cycling and powered vehicle original equipment manufacturers, including Giant, Santa Cruz Bicycles, Specialized, Scott, Trek, Yeti Cycles and YT in bikes and BRP, Ford, Honda, Jeep, Polaris, Toyota, Triumph, and Yamaha in powered vehicles, while others are distributed to consumers through a global aftermarket channel of dealers and distributors.
Additionally, we up-fit trucks to be off-road capable, on-road vehicles with product offerings such as lift kits and components with our shock products, superchargers, interior accessories, wheels, tires, lighting, and body enhancements. We also offer mountain and road bike wheels and other performance-defining cycling components including cranks, chainrings, pedals, bars, stems, and seat posts.
FOX is an aspirational brand and we believe many of our OEMs often prominently display and incorporate our products to improve the marketability and consumer demand for their performance models, while professional athletes using our products are consistently successful in elite events around the world providing our products exposure and demonstrating their performance capabilities, all of which, we believe, reinforces our premium brand image and positively influences the purchasing habits of enthusiasts and other consumers.
Based on our strong operational and financial results in 2021, as discussed below, as well as our outlook for 2022, we continue to opportunistically expand our total available market through potential acquisitions beyond our current product categories. We believe there may be opportunities to acquire other recognized brands that are valued by that same passionate customer. We are also evaluating “white space” opportunities to expand our premium brand into relevant performance-defining adjacencies.

2021 Performance Highlights and Key Accomplishments
Record Financial Results
We delivered record financial results in fiscal year 2021. We benefited from consistent execution and favorable business fundamentals in our Powered Vehicles Group and in our Specialty Sports Group. Our broad-based growth led to annual sales and profitability well above our initial expectations, despite the challenges presented by the COVID-19 pandemic, supply chain disruptions, and macro-economic trends.
FY2021 RESULTS

Sales	$1,299.1 million

Net income attributable to FOX stockholders	$163.8 million

Earnings per diluted share	$3.87

Non-GAAP adjusted net income*	$190.8 million

Adjusted earnings per diluted share*	$4.50

Adjusted EBITDA*	$263.9 million

* Reconciliations of non-GAAP measures are provided in Annex A, attached hereto.

FY2021 Percentage Increases (Year over Year)
Strong Historical Financial Performance for Stockholders
Our record of strong performance is reflected in our one-, three- and five-year total stockholder returns ("TSRs"), which significantly outperformed those of our peers.
Total Stockholder Return

60.9%
21.0%
42.4%
13.4%
43.7%
33.1%
1 year
3 year*
5 year*
FOXF
Peer Group**

* Represent annualized figures
** Based on median TSRs of compensation peer group discussed further under "Use of Market Data Analyses"

Key Management and Governance Developments
On April 2, 2021, Larry L. Enterline retired from the role of Executive Chair of the Board after being a part of the FOX family for nearly a decade. Dudley W. Mendenhall, who previously served as the Lead Independent Director and Chair of the Audit Committee, succeeded Mr. Enterline as the Chair of the Board, effective April 2, 2021. Mr. Mendenhall previously served as Chair of the Board from July 2017 to June 2019.
Toby D. Merchant joined the Company as its first Chief Legal Officer and Secretary in April 2021. Mr. Merchant was also appointed as FOX’s Chief Compliance Officer in August 2021.
On May 5, 2021, the Board of Directors, appointed Thomas L. Fletcher, as the Company's President, Powered Vehicles Group ("PVG") Business and Corporate Strategy, effective May 5, 2021.

Say-on-Pay Responsiveness

We value our stockholders' perspectives regarding our corporate governance, sustainability and executive compensation practices, as well as our business strategy and public disclosures. In May 2021, we were pleased to receive approximately 96% stockholder support for our Say-on-Pay proposal. Abstention votes and broker non-votes were at 3%.
We conduct ongoing reviews of both our governance and executive compensation practices to ensure that we maintain best practices and enhanced disclosure in our Proxy Statement and other Securities and Exchange Commission ("SEC") filings. We also work to expand and enhance our public disclosure around the topics of interest to our stockholders.

Strong, Well-Balanced Corporate Governance Practices

•Highly Qualified Board. Our Directors bring deep industry experience to provide effective oversight in the boardroom.
•Independent Board Leadership. The Board does not have a policy as to whether the Chair should be an independent director, but when the Chair is not an independent director, the independent directors appoint a “Lead Independent Director.” The Lead Independent Director is responsible for: approving Board meeting agendas; in consultation with the non-employee directors and the Executive Chair, when applicable, approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items; approving the type of information to be provided to directors for Board meetings; presiding at all executive sessions of the non-employee directors (which are held after all Board meetings); when applicable, serving as liaison between the Executive Chair and the independent directors; being available for consultation and direct communication with the Company’s stockholders; calling meetings of the non-employee directors when necessary and appropriate; and performing such other duties as the Board may from time to time designate.
•Focus on Board Diversity. The Board adopted a formal Board Inclusion and Diversity Policy in May 2021 to ensure the use of a diverse and inclusive lens in identifying, evaluating, nominating and selecting members of the Board. While this Policy is specifically applicable to the Board, it acts in concert with the behaviors outlined in the FOX Code of Ethics, Employee Handbook, and other global policies that outline the Company’s broader commitment to inclusion, diversity, and engagement.
•Mix of Company History and Fresh Ideas. We believe our current board tenure and composition reflects an appropriate mix of historical company knowledge and fresh perspectives.

•Awareness and Oversight of Environmental, Social and Governance (ESG) Matters. In 2021, we embarked on a journey to identify the environmental, social and governance (ESG) topics that we believe are most important to our stakeholders and business success through a comprehensive materiality assessment. We conducted over 40 interviews with company leaders, investors, athletes, and community nonprofits; held employee focus groups; and conducted desktop research to benchmark customers, competitors, and industry standards. This assessment informed our emerging ESG strategy: Fox Factory Frontiers, which has three integrated impact pillars – People, Planet, and Product – supported by excellence in business fundamentals. This strategic framework is guiding our work in this space globally under the leadership of Jackie Martin, Chief Purpose and Inclusion Officer. The Nominating and Corporate Governance Committee Charter was updated in 2021 to reflect the Board’s growing oversight of the Company’s ESG initiatives to ensure alignment with best practices. Please go here for an overview of the ESG Strategy.
Please see Corporate Governance for further discussion of our governance practices.

Director Nominees

The table below provides summary information about our two director nominees. Our directors are elected by a plurality of votes cast. For more information, refer to section Election of Class III Directors (Proposal 1). The Board recommends that you vote "FOR" both of the director nominees.

Name	Age	Director Since	Occupation	Committee(s)
Independent Directors
Thomas E. Duncan	57	July 2017	President and CEO of North American Division of Positec Tool Corp.	Chair of Nominating and Corporate Governance Committee
Jean H. Hlay	62	February 2019	Former President and COO of MTD Products, Inc.	Chair of Audit Committee and Member of Compensation Committee

PROXY STATEMENT
Fox Factory Holding Corp. (which we refer to as “we,” “us,” “our,” “FOX” or the “Company”) is furnishing this Proxy Statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the 2022 Annual Meeting of Stockholders ("the Annual Meeting"), which will be held via webcast on Friday, May 6, 2022, at 1:00 p.m. EDT, or at any adjournment or postponement thereof.
We first sent or made available these Proxy Materials (as defined below) to our stockholders on or about March 23, 2022. A copy of this Proxy Statement, the proxy card and our Annual Report for fiscal year 2021 (collectively, the "Proxy Materials") can be found at the web address: www.proxydocs.com/FOXF. When we refer to the Company’s fiscal year, we mean the annual period ending on the Friday closest to December 31 of the stated year. Information in this Proxy Statement for 2021 generally refers to our 2021 fiscal year, which was from January 2, 2021 through December 31, 2021 (“fiscal year 2021”).

2022 ANNUAL MEETING INFORMATION
Date and Time. The Annual Meeting will be held “virtually” through a webcast on Friday, May 6, 2022, at 1:00 p.m. EDT. There will be no physical meeting location. The meeting will only be conducted via a webcast.
Access to the Webcast of the Annual Meeting. The webcast of the Annual Meeting will begin promptly at 1:00 p.m. EDT. Online access to the webcast will open approximately 30 minutes before the start of the Annual Meeting to allow time for you to log in and test your computer system. We encourage you to access the meeting prior to the start time.
Login Instructions. As the Annual Meeting is being conducted via a webcast, there is no physical meeting location. To attend the Annual Meeting, log in and register at www.proxydocs.com/FOXF. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. On the day of the Annual Meeting, stockholders may begin to log in to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m. EDT. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instructional email.
Submitting Questions at the Annual Meeting. Stockholders may submit questions when registering for the Annual Meeting or during the Annual Meeting once online access to the Annual Meeting is open. You will need your unique control number included on your proxy card (printed in the box and marked by an arrow) or on the instructions that accompanied your Proxy Materials. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.
Voting Your Shares at the Annual Meeting. You may vote your shares at the Annual Meeting even if you have previously submitted your vote. For instructions on how to do so, see the section below titled “How do I vote my shares at the Annual Meeting?”.

QUESTIONS AND ANSWERS ABOUT
THIS PROXY STATEMENT AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote on the following matters:
•Proposal 1: To elect two Class III directors, described in the Proxy Statement, each to serve for a term to expire at the 2025 Annual Meeting of Stockholders;
•Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2022;
•Proposal 3: To vote on the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan; and
•Proposal 4: To vote on an advisory resolution to approve the Company's executive compensation.
The stockholders will also consider and act on any other matters as may properly come before the meeting, or any adjournment or postponement thereof.
How are the Proxy Materials being delivered?
The SEC has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, to stockholders in lieu of a paper copy of the Proxy Materials. The Notice provides instructions as to how shares can be voted. Shares must be voted either by telephone, internet or by completing and returning a proxy card. Shares cannot be voted by marking, writing on and/or returning the Notice. Any Notices that are returned will not be counted as votes. Instructions for requesting a paper copy of the Proxy Materials are set forth on the Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Proxy Materials are available at www.proxydocs.com/FOXF. Enter the unique control number located on the Notice or proxy card to access the Proxy Materials.
Who may attend the Annual Meeting?
Anyone who was a stockholder as of the close of business on March 8, 2022 may attend the Annual Meeting via webcast. Mediant Communications, Inc. (“Mediant”) has been selected as our inspector of election. As part of its responsibilities, Mediant is required to independently verify that you are a FOX stockholder eligible to attend the Annual Meeting and to determine whether you may vote in person at the Annual Meeting (via webcast).
Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our common stock at the close of business on March 8, 2022, the record date, are entitled to vote at the Annual Meeting. There were 42,132,376 shares of our common stock outstanding on March 8, 2022. Such stockholders of record are entitled to cast one vote per share on all matters.
How do I participate in the Annual Meeting?
Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common stock, are posted at www.proxydocs.com/FOXF. To attend the Annual Meeting, log in and register at www.proxydocs.com/FOXF. You will need your unique control number that is printed in the box marked by the arrow on your Notice or your proxy card (if you received a printed copy of the Proxy Materials) to register and attend the Annual Meeting. Refer to Login Instructions above for more details.

How do I vote my shares at the Annual Meeting?
You may vote your shares at the Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.proxypush.com/FOXF. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your Proxy Materials.
How do I vote my shares without attending the Annual Meeting?
Stockholders of record may vote their shares by appointing a proxy to vote on your behalf by promptly submitting the proxy card, which is solicited by the Board. Our Board has designated the persons named in the proxy card as proxies. The designated proxies are officers of the Company. They will vote as directed by the completed proxy card. Stockholders of record also have the opportunity to appoint another person to attend the Annual Meeting (via webcast) and vote on their behalf by inserting such other person’s name on the proxy card and returning the duly executed proxy card to us.
There are three ways to vote by proxy:
1.By Mail -
Complete, sign and date your proxy card and return it in the postage-paid envelope we have provided or follow instructions on your proxy card.
2.By Telephone - 1-866-284-5163
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 5, 2022. Have your proxy card in hand when you call and then follow the instructions.
3.By Internet - www.proxypush.com/FOXF
Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. EDT on May 5, 2022. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.
If you received a proxy card in the mail but choose to vote by telephone or internet, you do not need to return your proxy card.
If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone or internet voting will depend on the bank’s, broker’s or other record holder’s voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.
You may vote by telephone or internet until 11:59 p.m. EDT on May 5, 2022, or Mediant must receive your paper proxy card by 11:59 p.m. EDT on May 5, 2022.

How will my proxy be voted?
All properly completed, unrevoked proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted:
•FOR the individuals nominated as a director in Proposal 1, described in this Proxy Statement, for a term to expire at the 2025 Annual Meeting of Stockholders;
•FOR Proposal 2, the ratification of the appointment of Grant Thornton LLP as our independent public accountants for fiscal year 2022;
•FOR Proposal 3, the approval of the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan;
•FOR Proposal 4, the approval of the Company’s executive compensation; and
in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof.
The Board is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote all proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.
May I revoke or change my vote?
If you are a stockholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Corporate Secretary, by delivering a proxy bearing a later date or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending and voting at the Annual Meeting.
Will my vote be made public?
All proxies, ballots and voting materials that identify the votes of specific stockholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.
What constitutes a quorum, permitting the meeting to conduct its business?
The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock entitled to vote as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you attend the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Stockholders who participate in the Annual Meeting online will be considered to be attending the meeting in person for purposes of determining whether a quorum has been met.
Shares represented by proxies that are marked “Abstain” or "Withhold" will be counted as shares present for purposes of determining the presence of a quorum. Shares of stock entitled to vote that are represented by broker non-votes will be counted as shares present for purposes of determining the presence of a quorum. A broker non-vote occurs when the broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner.

How many votes are needed to approve a proposal?
Proposal 1
Assuming the presence of a quorum, each director nominee receiving a plurality of the votes cast at the Annual Meeting (in person or by proxy) will be elected as a director. No stockholder shall be permitted to cumulate votes for the election of directors. The election of directors is a non-discretionary item and brokers may not vote on Proposal 1 without specific voting instructions from beneficial owners, resulting in a broker non-vote. Broker non-votes and withheld votes are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy, and therefore, have no effect on Proposal 1.
Proposal 2
Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting (via webcast) and entitled to vote is required to ratify the appointment of Grant Thornton LLP as our independent registered public accountants for fiscal year 2022. An abstention is not counted toward the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and the effect of an abstention is the same as a vote “Against” the ratification. Ratification of this appointment is a discretionary item upon which your bank or broker has the authority to vote uninstructed shares. Should your broker not indicate their vote relating to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2022, but otherwise appoint the proxies, your shares will be voted “For” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for fiscal year 2022.
Proposal 3
Assuming the presence of a quorum, to satisfy the requirements of Sections 422 of the Internal Revenue Code of 1986, as amended (the “Code”), a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required in order to approve the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan (the “2022 Omnibus Plan”). Proposal 3 is a non-discretionary item and brokers may not vote on Proposal 3 without specific voting instructions from beneficial owners, resulting in a broker non-vote. An abstention is not counted toward the approval of the 2022 Omnibus Incentive Plan, and the effect of an abstention is the same as a vote “Against” the approval. Broker non-votes will have no impact on this proposal.
Proposal 4
Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation. Proposal 4 is a non-discretionary item and brokers may not vote on Proposal 4 without specific voting instructions from beneficial owners, resulting in a broker non-vote. An abstention is not counted toward the approval, and the effect of an abstention is the same as a vote “Against” the approval. Broker non-votes will have no impact on this proposal. Because the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors when making its decision about the compensation of our Named Executive Officers. See "Compensation Discussion and Analysis - Say-on-Pay Outcome and Stockholder Outreach Efforts" for additional information.
Who will count the vote?
Representatives of Mediant will tabulate the votes and act as the inspectors of election.
How can I find the voting results of the Annual Meeting?
We will report the voting results in a Current Report on Form 8-K within four business days of the Annual Meeting.

How is the solicitation being made?
We, the Company, are making this solicitation and as such, the cost of solicitation of proxies will be borne by us. Our directors, officers, and employees may make solicitation, personally or by telephone, email or fax. The Notice and, if requested, the Proxy Materials will be distributed to beneficial owners of common stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses.
Where can I find more information about Fox Factory Holding Corp.?
We file reports and other information with the SEC. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at our website at http://investor.ridefox.com and at the internet site maintained by the SEC at http://www.sec.gov.

ELECTION OF CLASS III DIRECTORS
(PROPOSAL 1)
The Board of Fox Factory Holding Corp. is currently comprised of seven individuals and is divided into three classes serving staggered three year terms. The terms of office of Classes I, II and III expire at different times in annual succession, with one class being elected at each Annual Meeting of Stockholders. Mr. Mendenhall and Ms. Fetter are Class I directors and will serve until the 2023 Annual Meeting of Stockholders, or earlier in the case of their death, resignation or removal. Messrs. Dennison, Johnson, and Waitman are Class II directors and will serve until the 2024 Annual Meeting of Stockholders, or earlier in the case of their death, resignation or removal. Mr. Duncan and Ms. Hlay are Class III directors and are up for election at this year’s Annual Meeting of Stockholders.
    The Class III directors are proposed to be elected at the Annual Meeting to serve for a term to expire at the 2025 Annual Meeting of Stockholders or earlier in the case of their death, resignation or removal. The Board has nominated Mr. Duncan and Ms. Hlay for election as Class III directors. The nominees have indicated a willingness to stand for election and to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.
Unless otherwise indicated in your proxy, the persons named as proxies in the proxy card, or their substitutes, will vote your proxy for the nominee, who has been designated as such by the Board. In the event that a nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for any replacement nominee designated by the Nominating and Corporate Governance Committee and the Board, if such a replacement nominee is designated. The Nominating and Corporate Governance Committee recommended each nominee that the Board recommends to stockholders to the Board. The following paragraphs describe the business experience and education of our directors.

Directors Up for Re-Election

Thomas E. Duncan Director Age: 57 Independent Director Since: July 2017 Committees: Chair of Nominating and Corporate Governance
Thomas E. Duncan joined the Board in July 2017 and is chair of the Company's Nominating and Corporate Governance Committee. He is President and Chief Executive Officer of the North American division of Positec Tool Corp., a global manufacturer and marketer of power tools and lawn and garden equipment and accessories, including the Rockwell and WORX brands. Prior to this he was a Vice President of Robert Bosch Tool Corp. from June 2001 to September 2003, and was a Vice President at Vermont American Corp. from September 1992 to June 2001 and until it was acquired by Robert Bosch Tool Corp. Mr. Duncan has been a director on the Outdoor Power Equipment Institute Board of Directors since October 2015 and a director on the Folks Center for International Business Board of Directors at University of South Carolina's Darla Moore School of Business since September 2016. In 2018, Mr. Duncan joined the Board of Directors of Fast Growing Trees (SP FGT Holdings LLC), a privately held e-commerce company. He earned a Bachelor of Arts degree in rhetoric from the University of Virginia and a Master of International Business from University of South Carolina's Darla Moore School of Business.

Mr. Duncan’s over 25 years of experience in the manufacturing and consumer durable goods industries gives him the qualifications to serve on our Board. We believe that his strong global business leadership and executive management skills provides our Board with a member who has a track record of success and knowledge of organizational and operational management relevant to a public company in the manufacturing industry.

Jean H. Hlay Director Age: 62 Independent Director Since: February 2019 Committees: Chair of Audit and Member of Compensation Audit Committee Financial Expert (as defined under SEC rules)
Jean H. Hlay has served on the Board since February 2019, and was named chair of the Audit Committee of the Company in April 2021. She is also a member of the Company's Compensation Committee. She has more than 25 years of executive and senior leadership experience in the consumer branded products manufacturing and distribution industries. Ms. Hlay most recently was President and Chief Operating Officer of MTD Products, Inc., a privately owned, global manufacturer and distributor of residential and commercial outdoor power equipment with over 7,000 employees in 16 major locations worldwide. She was named to the MTD Products, Inc. Board of Directors in 2002, was appointed President and COO in 2009, and continued in both roles until 2018. Prior to MTD Ms. Hlay was Chief Financial Officer of Crossville Rubber Products, Inc./Plastivax, Inc., a manufacturer of rubber and vinyl floor mats serving the automotive industry, and she began her career at Price Waterhouse (now PwC). She has been serving on the Pella Corp. Board of Directors since 2012, and from 2006 to 2018 she served on the Outdoor Power Equipment Institute Board of Directors. Ms. Hlay also serves as a director for Blain's Supply, Buckeye Corrugated Inc. and BCD Parent, Inc., which is a parent company of American Trailer World (ATW). Ms. Hlay earned a Bachelor of Science, Business Administration degree in accounting from Bowling Green State University and is a CPA.
Ms. Hlay’s over 25 years of experience in the consumer products manufacturing industry as well as her background in finance and accounting gives her the qualifications to serve on our Board. Her customer-centric philosophy and commitment provides our Board with unique insight into consumer-branded manufacturing products and corporate strategy.

Directors Not Up for Re-Election

Michael C. Dennison Director and Chief Executive Officer Age: 54 Non-Independent Director Since: February 2018
Michael C. Dennison joined FOX in August 2018 as President, Powered Vehicles Group and was named Chief Executive Officer in June 2019. Prior to joining the Company, he most recently was President and Chief Marketing Officer for Flex Ltd. (NASDAQ:FLEX) from February 2012 to August 2018, and has served as a director on FOX's Board of Directors since February 2018. While at FLEX, Mr. Dennison served in a number of other leadership roles, from leading the procurement and global supply chain organizations for the company, to serving as Senior Vice President of Business Management for both the High-Velocity Solutions group and the Mobile and Consumer Segment. Prior to joining Flex Ltd. he was the Regional Director at Arrow Electronics, based in New York. Mr. Dennison earned a Bachelor of Arts degree in liberal arts from Oregon State University in 1989.
Mr. Dennison serves as Chief Executive Officer and brings to the Board considerable expertise to reach strategic, operational, sales, and marketing objectives. Mr. Dennison has extensive management experience with international consumer products, high technology, and global supply chain management. Additionally, his deep institutional knowledge of FOX, its products, and customers coupled with his strategic acumen allows Mr. Dennison to provide the Board with unique insight into the Company’s operations.

Dudley W. Mendenhall Chair of the Board Age: 67 Independent Director Since: June 2013 Committees: Member of Audit and Compensation Audit Committee Financial Expert (as defined under SEC rules)
Dudley W. Mendenhall was named Chair of Fox's Board in April 2021, and is also a member of both the Company's Audit Committee, and Compensation Committee. Previously, he was Lead Independent Director since June 2019 after serving as Chair of the Board since July 2017. He joined FOX as a director of its subsidiary in February 2012 and was appointed to serve as a member of the Company's Board of Directors in June 2013 as Lead Director. Since July 2012, Mr. Mendenhall has been an independent consultant providing financial advisory services. He was Vice President, Strategy, Planning and Operations in the office of Strategy and Technology at Hewlett-Packard Co. from January 2010 to July 2012; Chief Financial Officer of Solera Holdings Inc., a provider of software and services to the automobile insurance claims processing industry, from March 2009 to August 2010; and Chief Financial Officer of Websense Inc. from September 2007 to March 2009. From April 2003 to September 2007, Mr. Mendenhall was Senior Vice President and Chief Financial Officer of K2 Inc., an international sporting equipment manufacturer. He earned a Bachelor of Arts degree in economics from Colorado College.
Mr. Mendenhall’s experience as a chief financial officer at other public companies and his background in finance and accounting qualifies him to serve on our Board. With his substantial financial and accounting knowledge, Mr. Mendenhall brings important and valuable financial insight, accounting principles, and knowledge on financial reporting rules and regulations to our Board.

Elizabeth A. Fetter Director Age: 63 Independent Director Since: June 2017 Committees: Chair of Compensation and Member of Nominating and Corporate Governance
Elizabeth A. Fetter has served on our Board of Directors since June 2017. She currently serves as the Chair of the Compensation Committee and is a member of the Company's Nominating and Corporate Governance Committee. She has served on the McGrath Rentcorp Board of Directors since 2014. She previously served on the Board of Talend SA from January 2020 through August 2021, when the company went private with Thoma Bravo. She served on the Alliant International University Inc. Board of Directors from 2015 to 2017 and on the Connexed Technologies Inc. Board of Directors from 2004 through 2021. Ms. Fetter served as a member of the Symmetricom Inc. Board of Directors from 2000 to 2013 and was appointed President and Chief Executive Officer of Symmetricom Inc. in April 2013. She served in this capacity until Microsemi Corp. acquired Symmetricom Inc. in November 2013. Ms. Fetter previously was President and Chief Executive Officer of NxGen Modular LLC from 2011 to 2012, and was President, Chief Executive Officer and a Director of Jacent Technologies in 2007. She also served on the Quantum Corp. Board of Directors from 2005 to 2013 and on the Ikanos Corp. Board of Directors from 2008 to 2009. She previously was the Alliant International University Inc. chair of the board of trustees and served as a trustee from 2004 to 2013. Ms. Fetter earned a Bachelor of Arts degree in communications from Pennsylvania State University, a Master of Science degree in industrial administration from Carnegie Mellon University (Tepper & Heinz Schools) and an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization.
Ms. Fetter has more than 25 years of public and private company board experience and, in addition, experience as a past chief executive officer, which qualifies her to serve on our Board. With significant experience in leadership and business development, Ms. Fetter brings to our Board a sophisticated understanding of public company operational requirements and strategic development.

Sidney Johnson Director Age: 60 Independent Director Since: January 2021
Sidney Johnson has served on the Board of Directors since January 2021, and is a member of both the Company's Compensation Committee, and Nominating and Corporate Governance Committee. Mr. Johnson has over 25 years of operational excellence and global supply chain experience in the technology, global mobility, and automotive manufacturing industries. He most recently serves as Head of Procurement and Automotive Sourcing at Harman International Industries, Inc. He began his career at General Motors in 1988, holding a variety of positions in operations, lean manufacturing, purchasing, and quality assurance before joining Delphi in 2000 as Purchasing Director. He spent over 25 years with Aptiv (formerly Delphi), with his last role as Senior Vice President, Global Supply Chain Management. In this role, he built supplier capabilities and implemented global sourcing strategies that allowed for greater business flexibility and cost efficiencies. Previously, he has served as Vice Chair of the National Minority Supplier Development Council board of directors and Advisory board member of the International Trade Centre, a joint agency between the World Trade Organization and the United Nations. Mr. Johnson earned a bachelor's degree in industrial engineering and technology from Central State University in Wilberforce, Ohio and a master's degree in industrial management from Wesleyan University in Indianapolis.

Mr. Johnson’s breadth of knowledge and experience in logistics and supply chain management brings to our Board a vital understanding of the national and international supply chain eco-system as FOX implements the next phase of efficiencies into its business and operations.

Ted D. Waitman Director Age: 72 Independent Director Since: June 2013 Committees: Member of Audit and Nominating and Corporate Governance
Ted D. Waitman has served on our Board of Directors since June 2013, and is a member of both the Company's Audit Committee, and Nominating and Corporate Governance Committee. Since 1978 he has held various leadership positions, including President and Chief Executive Officer of CPM Holdings Inc. since 1996 and Director at the same organization from 2003 to 2020, and currently serves in an advisory capacity. From 2006 to 2008, Mr. Waitman was an independent director of Compass Diversified Holdings, our Sponsor's parent, from 2006 to 2008. He previously was a Director of the American Feed Industry Association and President of the Process Equipment Manufacturers' Association. Mr. Waitman earned a Bachelor of Science degree in industrial engineering from the University of Evansville.
With his extensive experience serving as a board member and in executive management roles for a number of companies, Mr. Waitman brings to our Board a valuable and insightful perspective on a multitude of issues facing public companies as well as considerable guidance on corporate development, business operations, and the manufacturing industry.
Required Vote for Election of Directors
The election of directors is by plurality vote of holders present, in person or by proxy at the Annual Meeting and entitled to vote thereon, with each nominee receiving a plurality of the votes cast to be elected as a director.
Recommendation of the Board
The Board recommends that you vote “FOR” both of the nominees, Ms. Hlay and Mr. Duncan, to be elected to our Board as Class III directors for a term ending at our 2025 Annual Meeting of Stockholders or earlier in the case of their death, resignation or removal.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(PROPOSAL 2)
General
Our Audit Committee has appointed Grant Thornton LLP as independent public accountants to examine our consolidated financial statements for fiscal year 2022, and has determined that it would be desirable to request that the stockholders ratify the appointment.
You may vote “For” or “Against” this proposal, or you may “Abstain” from voting.
Grant Thornton LLP is an independent registered public accounting firm and audited our financial statements for the fiscal years ended December 31, 2021, January 1, 2021, and January 3, 2020. Based on its past performance during these audits, the Audit Committee has selected Grant Thornton LLP as the independent auditor to perform the audit of our financial statements for fiscal year 2022. Information regarding Grant Thornton LLP can be found at www.grantthornton.com.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting via live webcast, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees
The following table sets forth the total amount billed to us for the fiscal years ended December 31, 2021 and January 1, 2021 by Grant Thornton LLP.

	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$2,208,669	$1,748,675
Audit-Related Fees (2)	20,000	270,447
Tax Fees (3)	122,138	21,489
Total	$2,350,807	$2,040,611
(1)“Audit Fees” are aggregate fees billed by Grant Thornton LLP for professional services for the audit of our annual financial statements included in our annual reports on Form 10-K and for the review of our interim financial statements included in our quarterly reports on Form 10-Q or services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.
(2) "Audit-Related Fees" are aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees". These services include consultations and audits related to mergers and acquisitions; and services related to offering of common stock and consents for registration statements.
(3)“Tax Fees” are aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with tax compliance, tax advice and tax planning.
The Audit Committee has evaluated Grant Thornton LLP’s qualification, performance and independence and has determined that services provided by Grant Thornton LLP were permitted under the rules and regulations concerning public accountant's independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as amended, as well as by the Public Company Accounting Oversight Board (the “PCAOB”).

Pre-Approval Policy
The Audit Committee’s policy is to pre-approve any independent accountant’s engagement to render audit and or permissible non-audit services (including the fees charged and proposed to be charged by independent accountants) subject to the de minimis exceptions under Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as otherwise required by law. Non-audit services may include audit-related services, tax services, or other services. The Audit Committee annually reviews whether the provision of permitted non-audit services is compatible with maintaining the accountant’s independence. The Audit Committee pre-approved all "Audit Fees", "Audit-Related Fees" and "Tax Fees" in fiscal years 2021 and 2020.
Required Vote for Stockholder Approval
The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote thereon is required to ratify the appointment.
Recommendation of the Board
The Board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP to serve as independent auditor for the Company for the fiscal year ending December 30, 2022.

DIRECTOR COMPENSATION
Non-employee Director Compensation for Fiscal Year 2021
Any non-employee director who, directly, indirectly, or beneficially owns 5% or more of outstanding securities or is employed by or represents a stockholder of us that, directly, indirectly, or beneficially owns 5% or more of the Company’s outstanding securities is not entitled to receive any cash compensation or equity-based compensation for his or her service on the Board. Such non-employee director is, however, entitled to receive reimbursement for reasonable expenses that he or she properly incurs in connection with attending Board meetings and performing duties as a director.
For fiscal year 2021, our Non-employee Director Compensation Plan, as amended and restated, provided for an annual cash retainer of $75,000, payable in quarterly increments, for service as a non-employee director of FOX. A non-employee director who serves as Chair of the Board is paid an additional annual retainer of $90,000 and an additional equity award outlined below, plus the other retainers and compensation he or she may receive. The Chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are provided additional annual retainers of $25,000, $15,000 and $10,000, respectively. The Lead Independent Director, when applicable, is paid an additional annual retainer of $25,000. Each non-employee director serving on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is provided additional annual retainers of $10,000, $9,000, and $5,000, respectively. Finally, each of the non-employee directors is entitled to receive reimbursement for reasonable expenses that he or she properly incurs in connection with attending Board meetings and his or her duties as a director. In November 2021, the Compensation Committee agreed, for purposes of fiscal year 2022, to increase: (i) the annual retainer of the Chair of the Compensation Committee to $17,500; and (ii) the annual retainer for each non-employee director serving on the Compensation Committee to $10,000.

Pursuant to our Non-employee Director Compensation Plan, as amended and restated, non-employee directors are also granted annual equity-based compensation awards in the form of restricted stock units ("RSUs") pursuant to the 2013 Omnibus Plan, as amended. These awards vest on the day immediately prior to the next Annual Meeting of Stockholders, subject to accelerated vesting in the event of the director’s death or a change in control of the Company and are subject to such additional terms and conditions as may be set forth in the applicable award agreement and plan. Subject to applicable laws and our policies in place for equity-based awards, through fiscal year 2021, the non-employee directors were entitled to receive an annual award of RSUs determined by dividing $130,000, by the closing price of our common stock on the date of grant. The Chair of the Board or our Lead Independent Director, as applicable, will receive an additional annual award of RSUs determined by dividing $15,000 by the closing price of our common stock on the date of grant. In fiscal year 2021, other than the Chair of the Board, Mr. Mendenhall, who received 905 RSUs on May 7, 2021, each other non-employee director received an award of 811 RSUs on May 7, 2021. These awards will vest on the day immediately prior to the Annual Meeting, subject to accelerated vesting in the event of a director’s death or a change in control of the Company. When applicable, the non-employee director who serves as the Chair or the Lead Independent Director is entitled to receive an additional award of RSUs determined by dividing $15,000 by the closing price of our common stock on the date of grant. In November 2021, the Compensation Committee agreed, for purposes of fiscal year 2022, to increase the annual equity-based compensation award for each non-employee director to $140,000.
The following table sets forth information for the year ended December 31, 2021 regarding the compensation awarded to, earned by or paid to persons who served as our directors during fiscal year 2021 who are not Named Executive Officers.

DIRECTOR COMPENSATION - FISCAL YEAR 2021
Name	Fees earned or paid in cash	Stock awards (1)	Total
Dudley W. Mendenhall (2)	$153,500	$145,000	$298,500
Thomas E. Duncan	80,875	130,000	210,875
Elizabeth A. Fetter	90,250	130,000	220,250
Jean H. Hlay (3)	96,750	130,000	226,750
Sidney Johnson (4)	62,084	168,400	230,484
Ted D. Waitman	85,500	130,000	215,500
(1)Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB Topic 718 of RSUs awarded in 2021 pursuant to the 2013 Omnibus Plan. The RSUs vest on the day before the Company's Annual Meeting.
(2)Dudley W. Mendenhall was appointed Chair of the Board effective April 2, 2021. His fees for serving as the Chair of the Board are prorated based on his appointment date.
(3)Jean H. Hlay was appointed Chair of the Audit Committee effective April 2, 2021. Her fees for serving as the Chair of the Committee are prorated based on her appointment date.
(4)Sidney Johnson was appointed to our Board on January 2, 2021 and was granted an additional prorated award for his Board services from January 2021 to May 2021. Mr. Johnson was appointed to be member of the Compensation Committee and Nominating and Corporate Governance Committee effective May 4, 2021. His fees for serving in the Committees are prorated based on his appointment date.

CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our Board, which currently consists of seven members. The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management.

The Board of Directors
Governance Guidelines
Our Board has adopted a set of governance guidelines (the "Governance Guidelines") to assist our Board and its committees in performing its duties and serving the best interests of our Company and our stockholders. The Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of our Board, director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning, recoupment of performance-based compensation and the annual evaluations of our Board.
Code of Ethics
Our Board has adopted a Code of Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is posted on our website http://investor.ridefox.com. The Code of Ethics can only be amended by the approval of a majority of our Board, including a majority of our independent directors. Any waiver to the Code of Ethics for an executive officer or director may only be granted by our Board and must be timely disclosed as required by applicable law. Any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on our website at http://investor.ridefox.com or by filing with the SEC a Current Report on Form 8-K, in each case, if such disclosure is required by rules of the SEC or Nasdaq Listing Rules.
Leadership Structure
The Board believes its current leadership structure is best suited to serve the interest of the stockholders. The Board does not have a policy as to whether the Chair should be an independent director, but when the Chair is not an independent director, the independent directors appoint a “Lead Independent Director.” Mr. Mendenhall, an independent director, serves as our Board Chair. As Board Chair, Mr. Mendenhall is responsible for: approving Board meeting agendas; in consultation with the non-employee directors, when applicable, approving Board meeting schedules to ensure there is sufficient time for discussion of all agenda items; approving the type of information to be provided to directors for Board meetings; presiding at all executive sessions of the non-employee directors (which are held after every Board meeting); when applicable, serving as liaison between the Executive Chair and the independent directors; being available for consultation and direct communication with the Company’s stockholders; calling meetings of the non-employee directors when necessary and appropriate; and performing such other duties as the Board may from time to time designate. The Chief Executive Officer has general charge and management of the affairs, property and business of the corporation, under the oversight, and subject to the review and direction, of the Board, but does not serve in a leadership capacity on the Board.
Our Board has three standing committees, comprised solely of independent directors, the Audit Committee, chaired by Ms. Hlay; the Compensation Committee, chaired by Ms. Fetter; and the Nominating and Corporate Governance Committee, chaired by Mr. Duncan. The responsibilities and authority of each committee are described later in this Proxy Statement.

Risk Oversight
The Board believes risk management is an important aspect of our business. The Board oversees and regularly reviews the Company's management of material risks. While the Board as a whole ultimately has the responsibility for overseeing risk management, the Board has delegated certain duties with respect to risk oversight to our Audit Committee. In furtherance of such purpose, the Audit Committee Charter specifically requires the Audit Committee to discuss with management, the internal auditor or internal audit service provider, as the case may be, and the independent public accountant the Company’s major risk exposures (whether financial, operations or both) and the steps management has taken to monitor and control such exposure, including the Company’s risk assessment and risk management policies. The Audit Committee reports to the Board with its findings.
Board Meetings
During fiscal year 2021, the Board held six meetings. All of our directors who served in fiscal year 2021 attended or participated in 75% or more of the aggregate of (1) the total number of meetings of the Board (held during the period for which such person has been a director) and (2) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).
Attendance of Directors at the Annual Meeting
Pursuant to our Governance Guidelines, our directors are encouraged to attend our Annual Meetings of Stockholders. Five of our directors attended our 2021 Annual Meeting of Stockholders.
Stock Ownership Guidelines
Effective January 2, 2021, our Board established Stock Ownership Guidelines (the “Guidelines”) to promote a long-term perspective in managing FOX and to ensure alignment with stockholders, capital markets and public interests. The Chief Executive Officer, Chief Financial Officer, Chief Legal Officer and Group Presidents (collectively, the “Covered Executives”) and the non-employee directors of the Board (“Directors,” together with the Covered Executives the “Covered Executives and Directors”) are the individuals subject to the Guidelines. Each Covered Executive and Director is expected to acquire, and continue to hold during the term of his or her employment as a Covered Executive, or during his or her term as a Director, as applicable, ownership of Fox common stock (FOXF) having a value equal to: five times base salary for the Chief Executive Officer, three times base salary for the remainder of the Covered Executives, and three times cash retainer for the Directors, rounded up to the nearest 500 shares (the “Ownership Requirement”). Additionally, Covered Executives and Directors must retain at least 50% of his or her net shares following the exercise of options, the vesting of restricted stock units or the vesting of performance share units until the applicable Ownership Requirement has been met. Covered Executives and Directors are required to achieve the applicable Ownership Requirement within five (5) years after first becoming subject to the Guidelines, but the Nominating and Corporate Governance Committee may grant a waiver to the Guidelines on a case-by-case basis. As of the date of this Proxy Statement, all Covered Executives and Directors met their Ownership Requirements or were on target to reach their expected position within the five-year timeline.
Policies
Hedging and Pledging Policy
Our Board has adopted the Policy Regarding Insider Trading, Tipping and Other Wrongful Disclosures, or the Insider Trading Policy. The Insider Trading Policy prohibits employees (including part-time and temporary employees), officers, directors, consultants and contractors of the Company from hedging transactions with respect to shares of our common stock. The Insider Trading Policy also requires directors, executive officers and designated insiders to obtain pre-approval from one of the Company's Designated Officers before pledging shares of our common stock.

Clawback Policy
Additionally, our Board has adopted the Policy Regarding Recoupment of Incentive Compensation upon Restatement or Misstatement of Financial Results, or as Required by Law, or the Clawback Policy. According to the Clawback Policy, if, in the opinion of the independent directors of the Board, the Company's financial results are materially misstated due in whole or in part to intentional fraud or misconduct by one or more of the Company's executive officers, the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence. The independent directors may, for up to five years following such misstatement and subject to the limitations herein, direct that the Company recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted, to the executive officer(s), as well as seek to recoup any gains realized with respect to equity-based awards, including stock options and RSUs. However, these "clawbacks" can only ensue if the following conditions have been met: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) one or more executive officers engaged in the intentional misconduct, and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.

Certain Relationships and Related Transactions and Director Independence
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy, which is included in our Code of Ethics and sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. As provided by our Nominating and Corporate Governance Committee Charter, our Nominating and Corporate Governance Committee is responsible for reviewing and approving in advance any related party transaction and no related party transactions have been approved except in accordance with our policy.
Director Independence
The rules and listing standards of NASDAQ, or the Nasdaq Listing Rules, generally require a majority of the members of our Board satisfy the Nasdaq Listing Rules criteria for “independence.” No director qualifies as independent under the Nasdaq Listing Rules unless our Board affirmatively determines that the director does not have a relationship with us that would impair independence (directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our Board has determined that Messrs. Mendenhall, Waitman, Johnson and Duncan and Mses. Fetter and Hlay are currently independent directors as defined under the Nasdaq Listing Rules. Mr. Dennison has been determined not to be independent by our Board.

Nominations of Directors and Diversity
Consideration of Director Nominees
The Nominating and Corporate Governance Committee annually assesses the size and composition of the Board in light of our operating requirements and has determined that seven is the appropriate number of directors to have on the Board. The Nominating and Corporate Governance Committee also identifies and makes recommendations to the Board with respect to candidates for election as directors by stockholders at our Annual Meetings of Stockholders. When necessary, the Nominating and Corporate Governance Committee utilizes external director search firms as well as the Company's internal Human Resources staff to engage in a thorough and exhaustive search for candidates. The Nominating and Corporate Governance Committee reviews candidates with certain criteria designed to best serve, including, but not limited to: (a) qualities of intelligence, honesty, perceptiveness, good judgement, maturity, high ethics and standards, integrity, fairness and responsibility; (b) a general interest in FOX and a recognition that, as a member of the Board, each director is accountable to the stockholders of FOX; (c) having a background that demonstrates an understanding of business and financial affairs of other organizations of comparable or large purpose, complexity and size, and subject to similar or greater legal restrictions and oversight; (d) being able to contribute to the effective oversight of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company and its subsidiaries operate; (e) having no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders; (f) having no relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; (g) having the ability and be willing to spend the time required to function effectively as a director; (h) possessing skills necessary for service on any Board committee; (i) being compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and (j) possessing skills necessary for service on any Board committee. These criteria are set forth in the Nominating and Corporate Governance Committee Charter.
The Nominating and Corporate Governance Committee will consider director candidates recommended by Company stockholders, as provided for in the Fox Factory Holding Corp. Policy Regarding Security Holder Recommendations of Director Nominees, set forth below. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an Annual Meeting of Stockholders, must do so by delivering no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting a written recommendation to the Nominating and Corporate Governance Committee c/o Fox Factory Holding Corp., 2055 Sugarloaf Circle, Suite 300, Duluth, GA 30097, Attn: Chief Legal Officer, and must meet the deadlines and other requirements set for in our Amended and Restated Bylaws (the “Bylaws”), the Fox Factory Holding Corp. Policy Regarding Security Holder Recommendations of Director Nominees and the rules and regulations of the Securities and Exchange Commission ("SEC"). If a stockholder, in accordance with the procedural requirements discussed above, recommends a proposed director candidate, the Chief Legal Officer will provide the stockholder recommendation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy and recommend whether the Board should nominate the proposed director candidate for election by Company's stockholders.

Diversity
Creating a culture of belonging by fostering the ongoing development of a diverse and inclusive work environment is core to the future of FOX. As such, the Board adopted its Inclusion and Diversity Policy to ensure the use of a diverse and inclusive lens in identifying, evaluating, nominating, and selecting members of the Board of Directors, aligning with FOX’s core values to drive the execution of a long-term strategy which promotes sustainable success for the benefit of all its stakeholders. The Board desires to be a reflection of the communities within which the organization operates, optimally achieving gender parity across the independent Board members and at least two Board members who self-identify as being a member of an underrepresented ethnic/racial or LGBT+ community, with a commitment to have no less than: a. 25% female; and b. 10% members of an underrepresented ethnic/racial or LGBT+ community while recognizing that temporary imbalances in representation may arise due to changes in Board composition. The Board also supports and sets expectations to drive equity in representation of senior leadership and critical roles held by women, historically ethnic/racial minorities, and other underrepresented groups across FOX. Finally, each Board member will personally and collectively engage in empathy and upskilling building measures to actively interrupt bias and be advocates of upstanding behaviors.
Corporate Social Responsibility
Our Board is engaged and involved in overseeing the Company’s long-term strategy, including evaluating key business risks and opportunities, consumer trends and competitive developments. This also includes aspects of our sustainability initiatives that relate to our corporate strategy, which are discussed at Board meetings. Out of this process, the Board has increased its oversight and support of our environmental, social and governance (“ESG”) journey. The company-wide Fox Frontiers strategy focuses on three integrated impact pillars: People, Planet, & Product - supported by excellence in business fundamentals. This strategic framework will grow and evolve as ESG efforts become more deeply integrated throughout the company and as we initiate specific programs, goals and key performance indicators ("KPIs").
People
The People Frontier is focused on uniting our communities in shared well-being and adventure. We aim to protect and promote our people, harnessing the power of diverse experiences to open opportunities for all. In 2021, our top People priority was talent, inclusion, & diversity to attract and retain a world-class team. Our commitment in this pillar is supported by living our values of Leadership, Trust, Service, Agility, Ingenuity, and Collaboration every day as a purpose-led organization.
In 2021, the Company launched Realizing Inclusion, Diversity, & Engagement (R.I.D.E.) at Fox. This internal initiative included a 6-part virtual learning series, anti-harassment training, and cultural awareness campaigns. The Company also became a signatory of CEO Action, a global coalition of more than 2000 organizations who have committed to advance diversity and inclusion in the workplace. As a signatory, we launched unconscious bias workshops, including targeted sessions with the executive team and Board. We also launched an employee relief fund to support those facing unforeseen financial hardships due to natural disasters or personal events. Additionally, we announced our Community Impact grant program to support nonprofits focusing on STEM education, workforce development, and socio-economic equity in our communities.
Beyond this, the Board, the Compensation Committee, and the Nominating and Corporate Governance Committee engage with management and human resource executives on a regular basis across a broad range of human capital management issues.

Planet
The Planet Frontier is focused on enjoying, protecting and renewing our global playground. We aim to play a leading role in reducing the impact of cycling and power sports on the planet. The Company assesses its environmental risks on an ongoing basis. We recognize that our operations have the potential to impact the environment, including, but not limited to, the use of non-recyclable materials in certain of our products and our continued business growth, which may cause higher utility usage. As a result, we have begun conducting a full Greenhouse Gas (GHG) emissions inventory of scopes 1, 2, and 3 to create baseline emissions data. This will help us establish meaningful emissions targets and put us on a path to annual reporting.
In terms of the supply chain, we are developing core supplier policies and tactics to support ESG metrics and drive efficiencies. Finally, joining our El Cajon, California manufacturing facilities which attained ISO 14001 and IATF 16949 certifications in 2019, our Gainesville, GA facility is preparing for an initial audit of ISO 140001 and ISO 50001 in 2022.
In November of 2021, we launched Trail Trust, our signature global community outreach initiative. Because our products are an integral part of outdoor adventuring, we have the responsibility to promote the conscientious use of land amongst outdoor enthusiasts and protect our shared playgrounds. We also aim to expand opportunities within the outdoor sporting industry, diversifying the populations that participate in cycling and power sports. As such, we began partnering with nonprofits around the world to deliver on this mission, awarding approximately $500,000 in funding to nearly 30 outdoor organizations by year end.
Product
The Product Frontier is focused on redefining performance through responsible innovation. We are focused on infusing the sustainability lens in product development; maintaining our leading performance for product integrity, design and innovation; and pursuing strong performance in supply chain social & environmental impact. Work is underway to align our ambition, scope, and planning across both SSG & PVG business divisions. Foundational actions include conducting materials assessments on high-volume products and expanding supplier code of conduct policy and diversity programming.

Communications with the Directors
Stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director, c/o Fox Factory Holding Corp., 2055 Sugarloaf Circle, Suite 300, Duluth GA 30097, Attn: Chief Legal Officer. Communications may also be sent to the Chief Legal Officer by email at legal@ridefox.com.
Each communication must be in the form described in the Fox Factory Holding Corp. Process for Security Holder Communications with the Board of Directors, which is posted on our website at http://investor.ridefox.com. Communications determined by our General Counsel to be appropriate for presentation to the Board or such individual director will be submitted to the Board or such director on a periodic basis. Any communications that concern questionable accounting or auditing matters involving us will be handled in accordance with the terms or our Code of Ethics.

Board of Directors, Executive Officers and Committees
Certain Information Regarding our Directors and Executive Officers
The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this Proxy Statement are as follows:

Name	Age	Class	Position
Michael C. Dennison	54	II	Director and Chief Executive Officer
Scott R. Humphrey	51	—	Chief Financial Officer and Treasurer
Richard T. Winters	59	—	President, Powered Vehicles Group
Christopher J. Tutton	48	—	President, Specialty Sports Group
Thomas L. Fletcher	57	—	President, PVG Business and Corporate Strategy
Toby D. Merchant	43	—	Chief Legal Officer, Secretary and Chief Compliance Officer
Dudley W. Mendenhall	67	I	Chair of the Board
Thomas E. Duncan	57	III	Director
Elizabeth A. Fetter	63	I	Director
Jean H. Hlay	62	III	Director
Sidney Johnson	60	II	Director
Ted D. Waitman	72	II	Director
Executive Officers who are not Directors
Scott R. Humphrey joined the Company in June 2020 as Senior Vice-President Finance, and he was promoted to Chief Financial Officer and Treasurer in August 2020. Prior to FOX, he most recently was the interim Chief Financial Officer of Hibbett Sports, Inc. and he served as Chief Financial Officer of Ciner Resources LP (n/k/a Sisecam Resources LP). Mr. Humphrey has over 20 years of experience in finance and operations management and provides the Company with a depth of experience in equity and debt financing, budgeting and forecasting, and execution of mergers and acquisitions. Earlier in his career, he managed all treasury activities at Schweitzer-Mauduit International, Inc. and prior to that at Hyco International, Inc. Mr. Humphrey earned a Bachelor of Science from Boston College and an MBA from Georgetown University.
Richard T. Winters joined the Company in October 2018 as Executive Vice President, Powered Vehicles Group and was named President, Powered Vehicles Group in June 2019. Prior to June 2019, he most recently was Senior Vice President, Consumer Technology Group at Flex Ltd. (NASDAQ:FLEX). While at Flex Ltd., Mr. Winters also held roles as Senior Vice President Consumer Business Unit and Senior Vice President Consumer Design Engineering and Operations. Prior to his roles at Flex Ltd., Mr. Winters was Vice President of Global Operations for Sierra Wireless, a leader in WiFi interconnect modules serving B2B and automotive industries. Mr. Winters also served as Vice President of Operations at Ericsson for the CDMA division and Senior Director of Operations at Qualcomm. Mr. Winters earned a Bachelor of Science degree from Regis University, Denver and an Executive Business degree from Stanford University.
Christopher J. Tutton has served as President, Specialty Sports Group since April 2018. Prior to serving in this role, Mr. Tutton served as President, Race Face & Easton Cycling from 2014 to 2018 after FOX acquired both Race Face Performance Products and Easton Cycling to form RFE Holdings Corp., a wholly-owned subsidiary of FOX. Prior to joining the Company from 2011 to 2014, Mr. Tutton restarted the Race Face brand by founding a new company under Race Face Performance Products. He remained in the dual role as President of Race Face and Director of OEM sales at Easton Bell Sports (EBS) until purchasing Easton Cycling from EBS in 2013. Mr. Tutton started his career in the cycling industry at Rocky Mountain Bicycles and Race Face Components in 1994, working his way through various levels of increasing responsibility at Race Face to become the Vice President through 2008.

Thomas L. Fletcher joined the Company in July 2020 as Senior Vice President of Strategy and Platform Development. He was promoted to President, PVG Business & Corporate Strategy in May 2021. Prior to joining FOX, Mr. Fletcher served as a consultant for the Company from December 2019 until July 2020 and held various leadership positions at Flex Ltd. (NASDAQ: FLEX) and was responsible for developing and deploying growth strategies and solutions for several Fortune 100 companies. He brings a breadth of experience across a variety of disciplines, including business and technical executive leadership, strategy development, and operations. Before Flex, Mr. Fletcher held a variety of technical, business, and customer advocacy leadership roles in both hardware and software companies including Lockheed Martin, Ariba, Rasna, and Freedom Motors. Mr. Fletcher has a Master of Science degree from Stanford University in Aero/Astronautics, as well as Mechanical and Aeronautical Engineering degrees from the University of California, Davis Campus.
Toby D. Merchant joined Fox Factory Holding Corp. (FOX) as its first Chief Legal Officer and Secretary in April 2021. Mr. Merchant was also appointed as FOX’s Chief Compliance Officer in August 2021. Prior to joining FOX, Mr. Merchant was the Chief Operating Officer and General Counsel to McKenna & Associates, LLC, a boutique advisory firm that manages its own proprietary capital. Before that, Mr. Merchant was a partner at Squire Patton Boggs (US) LLP where he was a member of the firm’s global Corporate and Financial Services practice groups from October 2006 until November 2019. Prior to Squire Patton Boggs (US) LLP, Mr. Merchant was an associate at Dinsmore & Shohl LLP in the firm’s corporate practice group. Mr. Merchant has over 16 years of experience working with public and private companies on a variety of matters ranging from corporate governance, securities matters, and company-specific issues, to leading domestic and international mergers, acquisitions, and divestitures. Mr. Merchant graduated with a B.S. degree from Cornell University and earned his Juris Doctor at Case Western Reserve University where he graduated cum laude.
Executive officers. Our executive officers are elected by, and serve at the discretion of, our Board. There are no familial relationships between our directors and executive officers (or any nominees thereto).
Committees of the Board of Directors
The composition and responsibilities of each of the separately designated standing committees of our Board are described below. Members serve on these committees until their earlier death, resignation or removal.
Audit Committee. Our Audit Committee held four meetings during fiscal year 2021 and is currently comprised of Messrs. Mendenhall and Waitman and Ms. Hlay, with Ms. Hlay serving as Chair of the committee. Our Board has determined that each member of the Audit Committee is “independent” and “financially literate” under the Nasdaq Listing Rules and the SEC rules and regulations and that each of Ms. Hlay and Mr. Mendenhall is an “audit committee financial expert” under the rules of the SEC. The responsibilities of the Audit Committee are included in its written charter, a current copy of which is available on our website http://investor.ridefox.com. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The functions of this committee include, among others:
•appointing, retaining, terminating, determining compensation for, and overseeing the independent registered public accounting firm;
•reviewing the scope of the audit by the independent registered public accounting firm;
•inquiring into the effectiveness of our accounting and internal control functions;
•assisting our Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, our adherence to policies regarding ethics and business practices and our enterprise risk-management practices;
•approving, or pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues.

Compensation Committee. Our Compensation Committee held five meetings in fiscal year 2021 and is currently comprised of Mses. Fetter and Hlay, and Messrs. Mendenhall and Johnson, with Ms. Fetter serving as Chair of the committee. Our Board has determined that each member of the committee is “independent” under the Nasdaq Listing Rules and all applicable laws. Each of the members of this committee is also a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act. The responsibilities of the Compensation Committee are included in its written charter, a current copy of which is available on our website http://investor.ridefox.com. The functions of this committee include, among others:
•determining, or recommending to our Board for determination, the compensation of our Chief Executive Officer, our other executive officers, and certain other employees as determined by the Compensation Committee, and reviewing and approving or recommending to our Board for approval performance goals relevant to such compensation;
•evaluating and recommending the type and amount of compensation to be paid or awarded to the members of our Board;
•approving, periodically evaluating and proposing amendments to long-term incentive plans;
•evaluating and recommending to our Board new equity incentive plans, compensation plans and similar programs advisable for us, as well as recommending to our Board the modification or termination of existing plans and programs; and
•establishing or recommending policies with respect to compensation arrangements, including recoupment policies.
Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee held three meetings in fiscal year 2021 and is currently comprised of Messrs. Duncan, Johnson and Waitman and Ms. Fetter, with Mr. Duncan serving as Chair of the committee. Our Board has determined that each member of the committee is “independent” under the Nasdaq Listing Rules and all applicable laws. The responsibilities of the Nominating and Corporate Governance Committee are included in its written charter, a current copy of which is available on our website http://investor.ridefox.com. The functions of this committee include, among others:
•interviewing, evaluating and recommending to our Board candidates for election as our directors, including nominations by stockholders;
•responsibility for matters relating to nomination of directors;
•maintaining formal criteria for selecting director nominees who will best serve the interests of our Company and our stockholders;
•considering and assessing the independence of members of our Board;
•evaluating director performance on our Board and applicable committees of our Board and determining whether continued service on our Board is appropriate;
•evaluating the adequacy of our corporate governance practices and policies;
•reviewing and approving all related party transactions;
•developing and periodically reviewing and recommending to our Board appropriate revisions to our corporate governance framework, including our Amended and Restated Certificate of Incorporation, Bylaws and Governance Guidelines;
•monitoring compliance with our Governance Guidelines; and

•reviewing the composition of each committee annually and presenting recommendations for committee membership for our Board to consider.
Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee was an employee or officer of the Company during fiscal year 2021, was formerly an employee or officer of FOX or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary
This Compensation Discussion and Analysis explains our compensation philosophy, summarizes our compensation programs and reviews compensation decisions for the executives identified as Named Executive Officers in the Summary Compensation Table. Our executive compensation philosophy, policies, plans and programs are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “Corporate Governance - Board of Directors, Executive Officers and Committees." Unless the context requires otherwise, in this Compensation Discussion and Analysis when we refer to the “Committee,” we are referring to the Compensation Committee, and when we refer to “Named Executive Officers” or “NEOs," we are referring to the executives identified as Named Executive Officers in the Summary Compensation Table, who for fiscal year 2021, were:
•Michael C. Dennison, Chief Executive Officer
•Scott R. Humphrey, Chief Financial Officer and Treasurer
•Richard T. Winters, President, Powered Vehicles Group
•Christopher J. Tutton, President, Specialty Sports Group
•Thomas L. Fletcher, President, PVG Business and Corporate Strategy
The Board of Directors (the “Board”) of Fox Factory Holding Corp., a Delaware corporation (the “Company”), appointed Thomas L. Fletcher as the Company's President, Powered Vehicles Group ("PVG") Business and Corporate Strategy, and, in connection with such appointment, recognized Mr. Fletcher as an executive officer under Rule 3b-7 of the Exchange Act, effective as of May 5, 2021.
Our compensation programs are designed with the general goals and objectives of creating a compensation program that:
•attracts;
•engages;
•rewards for results; and
•retains individuals, in an effort to build a workforce that advances the interests of the Company and its stockholders.
In making compensation decisions for 2021, the Compensation Committee considered our prior year’s financial results, our operating strategy and goals, and took into account a market analysis of peer group pay and our Say-on-Pay results.

The Company performance metric we believe is most important to our stockholders is the same primary metric we used in determining performance-based compensation in 2021, adjusted EBITDA. We believe adjusted EBITDA directly correlates to stock price and is a good indicator of net income and cash flow health. Additionally, in 2021, we incorporated return on invested capital ("ROIC") and free cash flow ("FCF") as additional metrics in our Performance-Based RSU Award program. We believe ROIC and FCF directly correlate to long-term company performance.

2021 Performance Highlights and Key Accomplishments
Record Financial Results
We delivered record financial results in fiscal year 2021, despite the challenges related to the COVID-19 pandemic. We benefited from consistent execution and favorable business fundamentals in our Powered Vehicles Group and in our Specialty Sports Group.
FY2021 RESULTS

Sales	$1,299.1 million

Net income attributable to FOX stockholders	$163.8 million

Earnings per diluted share	$3.87

Non-GAAP adjusted net income*	$190.8 million

Adjusted earnings per diluted share*	$4.50

Adjusted EBITDA*	$263.9 million

* Reconciliations of non-GAAP measures provided in Annex A, attached hereto.

FY2021 Percentage Increases (Year over Year)

Strong Historical Financial Performance for Stockholders
Our record of strong performance is reflected in our one-, three- and five-year total stockholder returns ("TSRs"), which significantly outperformed those of our peers.

Total Stockholder Return
* Represent annualized figures
** Based on median TSRs of compensation peer group discussed further under "Use of Market Data Analyses"

Key Compensation Decisions for Fiscal Year 2021
•Base Salary. During fiscal year 2021, Messrs. Dennison, Humphrey, Winters, Tutton and Fletcher received a 25.4%, 28.2%, 19.2%, 21.7% and 28.4% merit increase in base salary, respectively.
•Annual Performance-Based Cash Bonuses. The Company achieved Adjusted EBITDA of $263.9 million for the fiscal year 2021, which was approximately 127% of the Company's Target Adjusted EBITDA of $208.4 million set by the Board. As a result, the Company's financial performance portion of the Cash Bonuses were paid out at 200% for fiscal year 2021.
•Equity Incentive Compensation. The Compensation Committee awards equity compensation that vest over several years in order to promote long-term results. Based on the Company’s performance in fiscal year 2021 and after consideration of prior equity-based awards still outstanding, five of our NEOs received equity-based awards under the terms of the 2013 Omnibus Plan in fiscal year 2021. In addition to time-based RSUs, the Company also issued Performance-based RSU awards, based upon Company ROIC and FCF metrics, to further promote and reward overall financial health.

Mix of Elements of Compensation for Fiscal Year 2021
For fiscal year 2021, the mix of the key elements of compensation our Named Executive Officers were eligible to receive at target levels was as follows (excluding compensation of the type that would fall under “All Other Compensation” in our Summary Compensation Table):

Name	Base Salary %	Annual Performance-Based Bonuses % (AT TARGET)	Fair Value of Restricted Stock Granted %	Fair Value of Performance Stock Granted %
Michael C. Dennison	12.2%	15.0%	40.2%	32.6%
Scott R. Humphrey	25.6%	20.1%	29.9%	24.4%
Richard T. Winters	28.1%	17.4%	32.5%	22.0%
Christopher J. Tutton	27.1%	17.8%	32.6%	22.5%
Thomas L. Fletcher	39.2%	23.6%	18.6%	18.6%
Our executive compensation program is predominantly performance-based. As an executive’s ability to impact operational performance increases, so does the proportion of his or her at-risk compensation. Target short- and long-term incentive compensation (where applicable) grows proportionately as job responsibilities increase, which encourages our officers to focus on the Company’s long-term success and aligns with the long-term interests of our stockholders. We tie all annual Bonuses for our NEOs to adjusted EBITDA, and we tie the issuance of Performance-based RSUs to ROIC and FCF targets. The Compensation Committee also takes into account Company performance when determining the number of time-based RSUs to be awarded to our Named Executive Officers (making such compensation “at-risk” to the performance of the Company).
The graphics below illustrate the mix of fixed and incentive compensation opportunities at target we provided to our Chief Executive Officer and other current NEOs for fiscal year 2021.
While "Total Stockholder Return" is not used as a performance metric, the Compensation Committee when determining the total compensation packages of our Named Executive Officers considered it, along with other metrics. As evidenced below, we believe our Chief Executive Officer’s compensation is commensurate with the total return to stockholders of the Company over the past five years.

CEO COMPENSATION VS. TSR

$10.0
$7.5
$5.0
$2.5
$—
Millions
$800
$600
$400
$200
$—
$6.5
$1.9
$1.8
$3.8
$7.8
2017
2018
2019
2020
2021
Total Compensation
Indexed TSR

*Larry Enterline was the Company's CEO in 2017 and his compensation for that year included a one-time RSU grant designed to ensure his retention for the following three years. Additionally, CEO compensation increased in 2021 primarily due to the creation and issuance of performance-based grants which represent shares that are potentially issuable in the future based on the Company’s financial performance over a 2-3 year period, as well as additional cash bonus payouts which are also based on the Company’s financial performance.

CEO COMPENSATION VS. ROIC

$10.0
$7.5
$5.0
$2.5
$—
Millions
30%
20%
10%
—%
$6.5
$1.9
$1.8
$3.8
$7.8
2017
2018
2019
2020
2021
Total Compensation
ROIC

CEO COMPENSATION VS. Adjusted EBITDA

$10.0
$7.5
$5.0
$2.5
$—
Millions
$300.0
$200.0
$100.0
$—
$6.5
$1.9
$1.8
$3.8
$7.8
2017
2018
2019
2020
2021
Total Compensation
Adjusted EBITDA

CEO COMPENSATION VS. Free Cash Flow

$10.0
$7.5
$5.0
$2.5
$—
Millions
$40.0
$30.0
$20.0
$10.0
$—
$6.5
$1.9
$1.8
$3.8
$7.8
2017
2018
2019
2020
2021
Total Compensation
FCF

*The above charts reflect information contained in our Summary Compensation Table.

Highlights of Executive Compensation Practices

What We Do	What We Do Not Do
✓ Pay for Performance	X Hedging Transactions
The Company ties pay to performance, as evidenced in in the above “Mix of Elements of Compensation for fiscal year 2021,” in which compensation not tied to performance, only makes up an average of 29% of the compensation mix for the Named Executive Officers.

Insiders are prohibited from engaging in hedging transactions with respect to the Company's shares of common stock, in accordance with the Company’s Insider Trading Policy. See the "Hedging and Pledging Policy" section within "The Board of Directors" section for a more thorough discussion of the Company's hedging and pledging policies.

✓ Use of Market Data
The Company uses market data analyses to ensure executives and non-employee directors receive competitive compensation opportunities.
✓ Clawback Policy	X Short-Term Trading
The Company maintains a Clawback Policy, allowing the independent directors of the Board to clawback all or a portion or any bonus or incentive compensation paid, or cancel stock-based awards granted to executive officers upon restatement or misstatement of financial results, or as required by law.	Insiders are prohibited from short-term trading in the Company's shares of common stock, other than when such shares are acquired as a result of stock option exercise or other employee benefit plans, in accordance with the Company’s Insider Trading Policy.
✓ Independent Compensation Consultant	X Recycle Stock Awards
In fiscal year 2021, Aon Rewards Solutions, an independent compensation consultant, was engaged for a variety of purposes including undertaking a review of the Company's peer group.	The Company amended the 2013 Omnibus Plan in 2017 to remove the ability to recycle any shares underlying outstanding awards that are ultimately settled for cash.
✓ RSU Awards to Promote Long-Termism	X Reprice Awards
The Company awards restricted stock units as part of the long-term incentive grant mix, with long vesting periods up to three years, which are forfeited upon termination from employment, in order to promote long-term results.	Except in connection with a corporate transaction or event requiring an adjustment under the terms of the 2013 Omnibus Plan, the terms of outstanding equity awards may not be amended to reduce the exercise price of options or the grant price of stock appreciation rights, or cancel options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price or grant price, that is less than the exercise price of the original options or grant price of the original stock appreciation rights, as applicable, without stockholder approval.
✓ PSU Awards to Promote Long-Termism
The Company awards performance-based restricted stock units (PSUs) with long, performance periods of up to three years, that vest based on the achievement of certain measures including ROIC and FCF. These awards are part of the long-term incentive grant mix, and are forfeited upon termination from employment, with the goal of promoting long-term results.

✓ Stock Ownership Guidelines	X No Single Trigger and No Tax Gross-Up
Beginning fiscal year 2021, the Company implemented Stock Ownership Guidelines for certain executives and non-employee directors of the Board as the Company believes that ownership of significant amounts of Fox common stock helps to promote a long-term perspective in managing Fox and helps to ensure alignment with stockholders, capital markets and public interests.
No single trigger or tax gross-up on restricted or performance-based restricted stock units.
✓ Risk Assessment
The Company conducts officer compensation program risk assessment reviews annually.

Oversight of Executive Compensation
The Compensation Committee
The Committee has sole responsibility for all elements of Named Executive Officer and non-employee director compensation. The Committee meets in executive session without the Chief Executive Officer to determine his compensation. The Committee evaluates the performance of the Chief Executive Officer against goals and objectives reviewed and approved by the Committee. The Committee also reviews the performance evaluation of all other Named Executive Officers, which are provided by the Chief Executive Officer. The Committee receives recommendations from the Chief Executive Officer as to compensation of other Named Executive Officers, and the Chief Executive Officer participates in Committee discussions regarding the compensation of such officers. The Committee operates pursuant to a written charter, which is available on our website at: http://investor.ridefox.com.
Each year, the Committee reviews the Company’s total compensation program to ensure that it is designed to achieve the Company’s compensation objectives. In conducting its annual review, the Committee considers information provided by our human resources staff, often including information from independent compensation consultants and compensation data service providers.
While the Committee has the authority, in its sole discretion, to retain independent compensation consultants, it is usually the Human Resources staff of the Company, upon recommendation from the Committee, that periodically retains independent compensation consultants to provide surveys and reports containing competitive market data with respect to certain executive officers, directors and types of compensation.
Compensation Consultant
For compensation-related decisions in fiscal year 2021, an independent executive compensation consultant, Aon Reward Solutions ("Aon"), was engaged to advise the Committee on compensation matters related to the executive and non-employee director compensation programs. In fiscal year 2021, Aon assisted the Committee with, among other things:
•executive and director market pay analysis;
•reviewing and making changes to the compensation peer group (as discussed below);
•development of executive and director pay programs;
•assisting with the Compensation Discussion and Analysis disclosures; and
•providing compensation governance advisory services.
Aon reported to the Compensation Committee and the Human Resources staff and had direct access to the members of the Compensation Committee. The Compensation Committee conducted a specific review of its relationship with Aon in 2021 and determined that Aon’s work for the Compensation Committee did not raise any conflicts of interest. Aon’s work conformed to the independence factors and guidance provided by the Dodd Frank Act, the SEC and the NASDAQ.

Use of Market Data Analyses
During fiscal year 2021, Aon was retained to assist with reviewing and updating the Company's peer group to ensure that all peers remain appropriate for go-forward market comparisons.
Aon’s review took into account revenue size, as well as FOX’s GICS industry code, and broader related industry/company groupings such as leisure and high-value brand names. Similar criteria were used by Aon for comparison to propriety survey data.
For the purpose of setting fiscal year 2021 executive compensation, the following peer group was used:

Brunswick Corporation	Callaway Golf Company	Chart Industries, Inc.
Columbia Portwear Company	Crocs, Inc.	Deckers Outdoor Corporation
Enphase Ennergy, Inc.	ESCO Technologies Inc.	iRobot Corporation
Johnson Outdoors, Inc.	LCI Industries	Malibu Boats, Inc.
Sonos, Inc.	Under Armour, Inc.	Vista Outdoor, Inc.
Winnebago Industries, Inc.	YETI Holdings, Inc.
In 2021, Aon was also engaged to perform executive and non-employee director pay analysis based on the Company's new peer group. In addition, in fiscal year 2021, the Human Resources staff purchased subscriptions to financial and executive compensation databases to obtain market data, including a subscription to the Economic Research Institute ("ERI"), a leading third-party compensation data provider, and Willis Towers Watson ("WTW"), a third-party compensation data provider for international compensation. Utilizing the data provided by ERI, the Human Resources staff reviewed the compensation of executives of peer group companies based on a number of criteria including, but not limited to: geography, revenue, growth rate, and types of products. During fiscal year 2021, the scope of ERI’s services to the Company was limited to providing access to its database to the Human Resources staff. The Human Resources staff also frequently monitors public sources known within the industry to keep up to date on market trends.
The Human Resources staff uses the various surveys and reports it obtains from the independent compensation consultants, the compensation databases, and publicly available sources to make recommendations to the Committee concerning executive compensation. When creating its recommendation, the Human Resources staff analyzes market data regarding the compensation mix among base salary, annual incentive and long-term incentives such as performance-based cash awards, stock options and RSUs. The Committee reviews this mix analysis when evaluating the separate compensation elements for each executive. The surveys that our Human Resources staff reviews may also show percentile compensation levels for various executive positions with comparable job responsibilities. The Human Resources staff does not make recommendations based on any particular percentile, and market data is only one of many factors that the Human Resources staff considers in the making recommendations regarding executive compensation levels. Other factors include internal pay equity, level of responsibility, the individual’s performance, expectations regarding the individual’s future potential contributions, succession planning, retention strategies, budget considerations and the Company’s performance. The Committee relies on its collective experience and judgment along with the recommendations prepared by our Human Resources staff to set executive compensation.

Risk Assessment
In formulating and evaluating material elements of compensation available to Named Executive Officers, both the Committee and our Human Resources staff consider whether the design of any such programs may inadvertently encourage undue risk-taking behavior. To that end, the Committee took into consideration the many design features that, among other things, both align behavior to shareholder interest as well as serve to mitigate the likelihood of inducing excessive risk-taking behavior. Additionally, the Committee engaged Pay Governance, the Company's new executive compensation advisor, to undertake a summary review of 2021 executive officer pay practices and to provide their professional opinion relative to risk assessment of the officer compensation program. Overall, Pay Governance found that the Company’s executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company. This conclusion was based on the summary review that found many executive incentive design features that manage and mitigate risk, including performance-based annual and long-term incentives covering several financial measures with annual and three-year assessment periods, stock ownership guidelines and the governance and review process without diminishing the incentive nature of the compensation opportunities nor were there any commonly cited “red flags” found in the design of FOX’s officer pay program. Based on their summary review and other factors, including our continued focus on providing transparent, market-based competitive pay programs that align to our business strategy and support our talent management objectives, the Committee believes that the officer pay program does not encourage excessive risk taking by executives.
Say-on-Pay Outcome and Stockholder Outreach Efforts
We value our stockholders' perspectives regarding our corporate governance, sustainability and executive compensation practices, as well as our business strategy and public disclosures. In May 2021, we received approximately 96% stockholder support for our Say-on-Pay proposal. Abstention votes and broker-non-votes approximated 3%.

Elements of Our Compensation Program
Our executive compensation program is designed to achieve our goals and objectives through rewarding our executives appropriately for their contributions to corporate growth, seeking to retain our executives and encouraging our executives’ active engagement in their roles. Our executive compensation program consists of the following elements:

Base salary
Performance-based bonus (based, in whole or in part, on financial performance of the Company)
Awards of RSUs and PSUs (subject to the discretion of the Compensation Committee)
Minimal benefits and perquisites
In addition to a 401(k) plan that is offered to our employees generally, we offer a non-qualified deferred compensation plan to executives and non-employee directors starting in fiscal year 2021.
Base Salaries. We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions, the expertise of the individual executive, the competitiveness of the market for the executive’s services, and, for all Named Executive Officers other than the Chief Executive Officer, the recommendations of our Chief Executive Officer. The Committee believes that the base salary of each of the Named Executive Officers is, particularly in light of each of their total compensation packages, competitive with the market.

The following table summarizes base salaries for our Named Executive Officers approved by the Committee for fiscal year 2021, as well as the base salary percentage increase over fiscal year 2020 base salaries:

Name of Executive Officer		Title	2021	2021
			Base Salary	Base Salary Increase (%)
Michael C. Dennison		Chief Executive Officer	$830,000	25.4%
Scott R. Humphrey		Chief Financial Officer and Treasurer	500,000	28.2%
Richard T. Winters		President, Powered Vehicles Group	435,000	19.2%
Christopher J. Tutton		President, Specialty Sports Group	410,000	21.7%
Thomas L. Fletcher	(1)	President, PVG Business and Corporate Strategy	375,000	28.4%
(1)In May 2021, Mr. Fletcher was promoted and appointed to the role of President, PVG Business and Corporate Strategy.
    During fiscal year 2021, Messrs. Dennison, Humphrey, Winters, Tutton and Fletcher received a 25.4%, 28.2%, 19.2%, 21.7% and 28.4% merit increase in base salary, respectively.
For 2022, our Compensation Committee engaged our compensation consultant to review the Company’s peer group used to benchmark Executive compensation practices. Based on that review, a new peer group was created that the Compensation Committee believes better represents companies that are similar to FOX across a number of industry and financial metrics. As a result of this new peer group, combined with, among other things, the historic growth and performance of the Company as well as the demonstrated, ongoing performance by each of the executives, the Compensation Committee determined that base salary adjustments were warranted and necessary to be competitive in a today’s labor market.
Annual Performance-Based Cash Bonuses. Our practice is to award annual performance-based cash bonuses (each a “Cash Bonus”) to the Named Executive Officers, in accordance with the underlying formulas set forth in the Employment Agreements of each Named Executive Officer. The underlying factors for determining the amount of the Cash Bonuses vary among the Named Executive Officers. For fiscal year 2021, Mr. Dennison and Mr. Humphrey were eligible to receive a Cash Bonus based only on the Company’s achievement of Company Target Adjusted EBITDA (as defined below) Mr. Winters, Mr. Tutton, and Mr. Fletcher were eligible to receive a Cash Bonus comprised of two parts; (1) Cash Bonus based on the Company’s achievement of Company Target Adjusted EBITDA, and (2) the executive’s achievement of certain individual performance ratings. However, no Named Executive Officer was eligible to receive a Cash Bonus if the Company’s actual Adjusted EBITDA for fiscal year 2021 was under 90% of Company Target Adjusted EBITDA. Additionally, in order to encourage and reward longevity, the Named Executive Officers are not entitled to any Cash Bonus unless the Company employs the Named Executive Officer on the day on which the Company actually pays the Cash Bonuses to its executives. In cases where the Company significantly outperforms targets, including at the Maximum Level, no additional compensation is awarded.
For fiscal year 2021, Messrs. Dennison, Humphrey, Winters, Tutton, and Fletcher were eligible to receive an Annual Performance-Based Bonus based on achievement of the following:

	Bonus at Target %	Company Performance (adjusted Ebitda)						Individual performance goals
		Weighting	Threshold	Target	Max	Actual	% of Target Earned	Weighting	% of Target earned	Payout % of target
Michael C. Dennison	110%	100%	$198.4	$208.4	$218.4	$263.9	200%	N/A	N/A	200%
Scott R. Humphrey	75%	100%	198.4	208.4	218.4	263.9	200%	N/A	N/A	200%
Richard T. Winters	60%	75%	198.4	208.4	218.4	263.9	200%	25%	175%	194%
Christopher J. Tutton	60%	75%	198.4	208.4	218.4	263.9	200%	25%	200%	200%
Thomas L. Fletcher	55%	75%	198.4	208.4	218.4	263.9	200%	25%	150%	188%

The table below provides the Cash Bonus earned by each Named Executive Officer in respect of fiscal year 2021 performance:

Name	TOTAL BONUS EARNED (1)
Michael C. Dennison	$2,035,000	(2)
Scott R. Humphrey	787,500	(3)
Richard T. Winters	523,125	(4)
Christopher J. Tutton	540,000	(5)
Thomas L. Fletcher	422,813	(6)
(1)The performance-based bonus was calculated based on fiscal year 2022 base salary.
(2)Mr. Dennison received a Bonus at 200% of Target achievement equal to 220% of his base salary.
(3)Mr. Humphrey received a Bonus at 200% of Target achievement equal to 150% of his base salary.
(4)Mr. Winters received a Bonus at 194% of Target achievement equal to 116% of his base salary.
(5)Mr. Tutton received a Bonus at 200% of Target achievement equal to 120% of his base salary.
(6)Mr. Fletcher received a Bonus at 188% of Target achievement equal to 103% of his base salary.
Equity-Based Awards. The Compensation Committee believes equity awards are another important component of executive compensation and serve to better align the interests of our executives with those of our stockholders. The Company awards restricted stock units, with long vesting periods, which are forfeited upon termination from employment, in order to promote long-termism. In determining whether to grant RSUs to certain NEOs, the Committee reviews its historical practice with respect to granting equity awards to such individuals. The Committee primarily utilizes RSUs as compared to other types of equity awards because of their simplicity for the recipient, their ability to serve as a retention tool and their ability to keep value. The Committee approves equity awards under our 2013 Omnibus Plan.
Time-Based RSU Awards
The Compensation Committee believes time-based RSU awards serve as a retention incentive for the Named Executive Officers. In February 2021, the Committee approved grants of time-based RSU awards to Mr. Dennison (19,251 RSUs), Mr. Humphrey (4,125 RSUs) , Mr. Winters (3,550 RSUs), and Mr. Tutton (3,484 RSUs). In May 2021, the Committee approved 1,155 grants of time-based RSU awards to Mr. Fletcher. Such awards vest over three years (33% each year), and only vest if the employee remains with the Company at the time of vesting. In determining the amount of these awards, the Committee considered primarily the executive’s position and level of responsibility within our Company, the retention and long-term incentive value of the award, the amounts of past awards that had not yet vested, and the prior granting practices outlined above.
Performance-Based RSU Awards
In 2021, the Compensation Committee approved performance share units (“PSUs”) to certain executives that represent shares potentially issuable in the future. Issuance is based upon the Company's performance, over a 2-3 year performance period, on certain measures including ROIC and FCF. The PSUs vest only upon the achievement of the applicable performance goals for the performance period, and, depending on the actual achievement on the performance goals, the grantee may earn between 0% and 200% of the target PSUs. The fair value of performance share units is calculated based on the stock price on the date of grant. In February 2021, the Committee approved grants of PSUs awards, at target, to Mr. Dennison (15,760 PSUs), Mr. Humphrey (3,406 PSUs), Mr. Winters (2,426 PSUs), and Mr. Tutton (2,426 PSUs). In May 2021, the Committee approved 1,156 grants of PSUs awards to Mr. Fletcher.

Retirement Plans. The Committee believes that retirement programs are important to the Company as they contribute to the Company’s ability to be competitive with its peers and reward our executive officers based on long-term performance of the Company and, therefore, are an important piece of the overall compensation package for the Named Executive Officers. For all eligible employees, including our Named Executive Officers, the Company provides a 401(k) plan. The 401(k) plan is a U.S. tax qualified retirement savings plan pursuant to which all eligible U.S. employees, including the Named Executive Officers, are able to make pre-tax contributions and after-tax contributions from their cash compensation. The Company makes matching contributions for all participants each year equal to 50% of their pre-tax contributions up to 6% of their total eligible compensation. The Company’s matching contributions for fiscal year 2021 to the accounts of the Named Executive Officers under the tax-qualified and nonqualified plans are included in the “All Other Compensation” column in the Summary Compensation Table.
Health and Welfare Benefits
Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.
Perquisites and Personal Benefits
We reimburse our Named Executive Officers for reasonable travel and lodging expenses incurred in connection with their employment. We also pay certain premiums for term life insurance, accidental death and dismemberment, and short-term and long-term disability for all of our employees, including all of our Named Executive Officers.
Pension Benefits and Non-Qualified Deferred Compensation
On May 7, 2021 the Company entered into the Fox Factory Holding Corp. Deferred Compensation Plan with an effective date as of June 30, 2021. The Company intends that the Plan will be an unfunded deferred compensation plan maintained for the exclusive benefit of the participants, who will constitute a select group of management, employees and non-employee directors. The plan will be administered by a plan committee as appointed by the Company’s compensation committee. The plan is intended to comply with Section 409A of the Code and will be unfunded for tax purposes and for purposes of Title I of ERISA. Mr. Tutton was the only Named Executive Officer who participated in this plan during fiscal year 2021.

Summary Compensation Table - Fiscal Years 2021, 2020, and 2019
The following table sets forth certain information with respect to the compensation earned by our Named Executive Officers for the fiscal years ended December 31, 2021, January 1, 2021 and January 3, 2020:

Name and Principal Position	Year	Salary		Performance-Based Bonuses (2)	Restricted Stock Unit Awards (3)	Performance Based Restricted Stock Unit Awards (4)	All other compensation		Total
Michael C. Dennison	2021	$830,000	(1)	$2,035,000	2,728,829	2,210,182	$13,815	(5)	$7,817,826
Chief Executive Officer	2020	667,539	(1)	1,037,500	2,119,059	—	24,146		3,848,244
	2019	574,769		672,910	1,158,504	—	26,744		2,432,927
Scott R. Humphrey (10)	2021	500,000	(1)	787,500	584,719	477,657	12,632	(6)	2,362,508
Chief Financial Officer and Treasurer	2020	210,000		214,286	626,091	—	21,199		1,071,576
	2019	—		—	—	—	—		—
Richard T. Winters	2021	432,308	(1)	523,125	503,213	340,222	13,063	(7)	1,811,931
President, Powered Vehicles Group	2020	357,212	(1)	326,250	475,024	—	23,915		1,182,401
	2019	328,462		227,500	475,006	—	38,086		1,069,054
Christopher J. Tutton	2021	410,000	(1)	540,000	493,857	340,222	10,330	(8)	1,794,409
President, Specialty Sports Group	2020	336,231	(1)	307,500	475,024	—	13,518		1,132,273
	2019	325,000		204,750	475,006	—	9,571		1,014,327
Thomas L. Fletcher (11)	2021	346,270		422,813	177,616	177,770	15,729	(9)	1,140,198
President, PVG Business and Corporate Strategy	2020	—		—	—	—	—		—
	2019	—		—	—	—	—		—
(1)Reflects merit-based increases for fiscal years 2021, 2020 and 2019 approved by the Compensation Committee, offset by temporary executive pay reductions in effect from April 25, 2020 through July 3, 2020.
(2)Amounts in this column represent performance-based bonuses earned for fiscal years 2021, 2020 and 2019 by the respective Named Executive Officer. Performance-based bonuses were awarded to our Named Executive Officers based on the achievement of specified Company performance metrics. See the narrative disclosures and the "Grants of Plan-Based Awards Table" below for additional information.
(3)Amounts in this column represent the aggregate grant date fair value of restricted stock units issued computed in accordance with FASB ASC Topic 718 pursuant to the 2013 Omnibus Plan.
(4)Amounts in this column represent the aggregate grant date fair value of performance based restricted stock units issued computed in accordance with FASB ASC Topic 718 pursuant to the 2013 Omnibus Plan. Amounts are based on attainment at the target level.
(5)Consists of $3,016 medical and dental plan premiums and $10,799 in other benefits.
(6) $12,632 is all other benefits.
(7)Consists of 2,890 medical and dental plan premiums, and $10,173 in other benefits.
(8)Consists of $2,889 paid for medical and dental plan premiums and $7,441 in other benefits.
(9)Consists of $3,696 paid for medical and dental plan premiums, and $12,033 in other benefits.
(10)Mr. Humphrey was appointed to CFO and Treasurer in 2020. Consequently, compensation information was not reported for prior years.
(11)Mr. Fletcher was appointed to President, PVG Business and Corporate Strategy in 2021. Consequently, compensation information was not reported for prior years.

See “Compensation Discussion and Analysis - Elements of Our Compensation Program,” and “Change of Control, Separation or Severance Benefits- Employment Agreements” for additional information with respect to the numbers included in the foregoing Summary Compensation Table.

Grants of Plan-Based Awards Table - Fiscal Year 2021
The following table presents information concerning plan-based awards made in fiscal year 2021 to each of our Named Executive Officers:

Name	Grant Date	Estimated future payouts under performance-based plan awards (1)	Estimated future payouts under equity incentive plan awards (2) Target (# of shares)	Threshold (3)	Grant date fair value of stock and option awards (4)	Maximum (5)
Michael C. Dennison
Time-Based RSUs	2/24/2021	—	19,251	$—	$2,728,829	$—
Performance-Based RSUs	2/23/2021	—	15,760	1,105,091	2,210,182	4,420,364
Short-Term Incentive Compensation		2,035,000	—	—	—	—
Scott R. Humphrey
Time-Based RSUs	2/24/2021	—	4,125	$—	$584,719	$—
Performance-Based RSUs	2/23/2021	—	3,406	238,829	477,657	955,314
Short-Term Incentive Compensation		787,500	—	—	—	—
Richard T. Winters
Time-Based RSUs	2/24/2021	—	3,550	$—	$503,213	$—
Performance-Based RSUs	2/23/2021	—	2,426	170,111	340,222	680,444
Short-Term Incentive Compensation		523,125	—	—	—	—
Christopher J. Tutton
Time-Based RSUs	2/24/2021	—	3,484	$—	$493,857	$—
Performance-Based RSUs	2/23/2021	—	1,156	170,111	340,222	680,444
Short-Term Incentive Compensation		540,000	—	—	—	—
Thomas L. Fletcher
Time-Based RSUs	5/4/2021	—	1,155	$—	$177,616	$—
Performance-Based RSUs	5/4/2021	—	1,156	88,885	177,770	355,540
Short-Term Incentive Compensation		422,813	—	—	—	—
(1)Refer to the "Elements of Our Compensation Program - Annual Performance-Based Bonuses" section within the "Compensation Discussion and Analysis" section of this Proxy statement for a description of the potential performance-based bonuses our Named Executive Officers were eligible to receive in fiscal year 2021.
(2)Refer to the "Elements of Our Compensation Program - Equity-Based Awards" section within the "Compensation Discussion and Analysis" section of this Proxy Statement, under for a description of the RSU awards made to our Named Executive Officers in fiscal year 2021. The RSU awards do not have "threshold" or "maximum" amounts.
(3)This threshold value is an estimate based on the grant date fair value multiplied against the minimum threshold of 50% of target, as approved by the Company’s Compensation Committee.
(4)Reflects the grant date fair value of the RSU and PSU awards computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value per unit for RSUs and PSUs is equal to the closing price of the Company's common stock on the date of grant. The grant date fair value for performance-based RSUs and PSUs was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved.

(5)This threshold value is an estimate based on the grant date fair value multiplied against the maximum threshold of 200% of target, as approved by the Company’s Compensation Committee.

Outstanding Equity Awards at Fiscal Year-End Table - Fiscal Year 2021
The following table presents certain information concerning outstanding equity awards held by each of our Named Executive Officers as of December 31, 2021:

	Stock awards
Name	Number of RSUs that have not vested (#)	Market value RSUs that have not vested ($) (1)	Number of PSUs that have not vested (#) (2)	Market value PSUs that have not vested ($) (1) (2)
Michael C. Dennison	69,376	$11,800,858	15,760	$2,680,776
Scott R. Humphrey	9,052	1,539,745	3,406	579,361
Richard T. Winters	17,073	2,904,117	2,426	412,663
Christopher J. Tutton	20,005	3,402,851	2,426	412,663
Thomas L. Fletcher	2,533	430,863	1,156	196,636
(1)Based on a fair market value of our common stock on December 31, 2021, the last trading day of fiscal year 2021, of $170.10 per share.
(2)For performance based RSUs, amounts are shown at target attainment.

Stock Vested Table - Fiscal Year 2021
The following table presents certain information concerning the vesting of stock, including restricted stock units, during fiscal year 2021 for each of our Named Executive Officers on an aggregated basis:

Name	Stock awards
	Number of shares acquired on vesting (#) (1)		Value realized on vesting ($)
Michael C. Dennison	20,702	(2)	$3,217,726
Scott R. Humphrey	1,642	(3)	265,249
Richard T. Winters	6,214	(4)	970,670
Christopher J. Tutton	9,213	(5)	1,416,496
Thomas L. Fletcher	459	(6)	74,147
(1)Does not give effect to the shares withheld to satisfy tax obligations
(2)Reflects the vesting of time-based RSUs on May 2, 2021, July 1, 2021, and July 31, 2021.
(3)Reflects the vesting of time-based RSUs on July 31, 2021.
(4)Reflects the vesting of time-based RSUs on May 2, 2021, July 1, 2021, and October 31, 2021.
(5)Reflects the vesting of time-based RSUs on May 2, 2021 and July 1, 2021.
(6)Reflects the vesting of time-based RSUs on July 31, 2021.

Equity Compensation Plan Information
    The following table presents certain information concerning equity awards under our compensation plans as of December 31, 2021:

Plan Category	Number of securities to be issued upon exercise of outstanding options, RSUs, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
	(a)	(b)		(c)
Equity compensation plans approved by security holders (1) (2)	413,970	$5.16	(3)	1,298,129
(1)Options to be issued under the 2008 Stock Option Plan, the 2008 Non-Statutory Stock Option Plan and the 2013 Omnibus Plan.
(2)On March 8, 2022, there were 32,673 outstanding options and 410,478 outstanding full-value Awards under the 2013 Plan.
(3)The weighted-average price does not take RSUs and PSUs into account.

Equity-based Incentive Plans
2008 Stock Option Plan
Our Board adopted our 2008 Stock Option Plan, or the 2008 Plan, on January 4, 2008, and our stockholders approved the 2008 Plan in January 2008. The 2008 Plan was terminated upon the effective date of the 2013 Omnibus Plan. Our Compensation Committee currently administers the 2008 Plan. Prior to the establishment of our Compensation Committee in July 2013, the 2008 Plan was administered by our Board based on recommendations of the Compensation Committee of our subsidiary.
Stock subject to the 2008 Plan. As of December 31, 2021, 5,466,453 shares of our common stock were issued under the 2008 Plan and options to purchase an additional 28,028 shares of our common stock were outstanding under the 2008 Plan.
Stock options. The exercise price of all stock options granted under the 2008 Plan must equal at least 100% of the fair market value of our common stock on the date of grant (except for greater than 10% owners, as provided below). Incentive stock options granted under the 2008 Plan must be exercised within 10 years from the date of grant, and the period for exercising any non-statutory stock options is set by our Compensation Committee; provided, however, that an incentive stock option held by a participant who owns more than 10% of the total combined voting power of all classes of our stock or of the stock of our parents or subsidiaries, may not have a term in excess of five years and must have an exercise price of at least 110% of the fair market value of our common stock on the grant date. The option price is payable only in cash, except if our Company undergoes a change of control, in which case the option price may be satisfied through shares obtained through exercise of the option in connection with the change of control. Subject to the provisions of the 2008 Plan, our Compensation Committee determines the remaining terms of the options (e.g., vesting and the period following a participant’s termination of service during which the participant may exercise his or her option, provided that in no event may an option be exercised later than the expiration of its term).
Plan termination. Upon the completion of our IPO, the 2008 Plan was terminated and no shares of our common stock remain available for future issuance under the 2008 Plan. However, the 2008 Plan continues to govern the terms and conditions of awards originally granted under the 2008 Plan. Shares that were subject to outstanding options under the 2008 Plan on August 13, 2013 that are subsequently forfeited or terminated for any reason before being exercised have again become available for awards under the 2013 Omnibus Plan.

2008 Non-Statutory Stock Option Plan
Our Board adopted our 2008 Non-Statutory Stock Option Plan, or the 2008 Non-Statutory Plan, on May 6, 2008. The 2008 Non-Statutory Plan was terminated upon the effective date of the 2013 Omnibus Plan, August 13, 2013. Our Compensation Committee currently administers the 2008 Non-Statutory Plan. Prior to the establishment of our Compensation Committee in July 2013, the 2008 Non-Statutory Plan was administered by our Board based on recommendations of the Compensation Committee of our subsidiary.
Stock subject to the 2008 Non-Statutory Plan. As of December 31, 2021, 689,966 shares of our common stock had been issued under the 2008 Non-Statutory Plan and options to purchase an additional 4,645 shares of our common stock were outstanding under the 2008 Non-Statutory Plan.
Stock options. The period for exercising any options granted under the 2008 Non-Statutory Plan is set by our Compensation Committee. The option price is payable only in cash, except if our Company undergoes a change of control, in which case the option price may be satisfied through shares obtained through exercise of the option in connection with the change of control. Subject to the provisions of the 2008 Non-Statutory Plan, our Compensation Committee determines the remaining terms of the options (e.g., vesting and the period following a participant’s termination of service during which the participant may exercise his or her option, provided that in no event may an option be exercised later than the expiration of its term).
Plan termination. The 2008 Non-Statutory Plan was terminated at the consummation of our IPO and no shares of our common stock remain available for future issuance under the 2008 Non-Statutory Plan. However, the 2008 Non-Statutory Plan continues to govern the terms and conditions of awards originally granted under the 2008 Non-Statutory Plan. Shares subject to outstanding options under the 2008 Non-Statutory Plan on August 13, 2013 that are subsequently forfeited or terminated for any reason before being exercised have again become available for awards under the 2013 Omnibus Plan.
2013 Omnibus Plan
Share reserve. We have reserved 1,679,426 shares of our common stock for issuance under the 2013 Omnibus Plan, plus an additional number of shares equal to any shares that are subject to outstanding awards under the 2008 Plan and the 2008 Non-Statutory Plan and which either cease for any reason to be subject to such awards or are forfeited, canceled or repurchased at their original issue price. In addition, the following shares of our common stock are available for grant or issuance under the 2013 Omnibus Plan:
•shares subject to awards granted under the 2013 Omnibus Plan that are subsequently forfeited or canceled;
•shares subject to awards granted under the 2013 Omnibus Plan that otherwise terminate without shares being issued; and
•shares surrendered, canceled or exchanged for cash (but not shares surrendered to pay the exercise price or withholding taxes associated with the award).
Term. No awards under the 2013 Omnibus Plan will be made more than 10 years from the date our Board approved the plan.
Eligibility. Only our and our affiliates’ employees, consultants and board members are eligible to receive awards under the 2013 Omnibus Plan, although awards may be made, with the Board's approval, to employees and consultants to whom an offer of employment has been or is being extended. Our Compensation Committee determines who will receive awards, and all of their terms and conditions.

The following table sets forth certain information regarding grants of equity awards made under the 2013 Omnibus Plan during fiscal year 2021 for each of the following: (1) each of the Named Executive Officers; (2) all current executive officers of the Company as a group; (3) all current directors who are not executive officers as a group; and (4) all employees, including all current officers who are not executive officers, as a group.

2013 Omnibus Plan
Name and Position	Dollar Value of Stock Options	Dollar Value of Restricted Stock Units	Total Number of Shares Underlying Restricted Stock Units	Dollar Value of Performance Stock Units (1)	Total Number of Shares Underlying Performance Stock Units (1)
Michael C. Dennison, Chief Executive Officer	$—	$2,728,829	19,251	$2,210,182	15,760
Scott R. Humphrey, Chief Financial Officer and Treasurer	—	584,719	4,125	477,657	3,406
Richard T. Winters, President, Powered Vehicles Group		503,213	3,550	340,222	2,426
Christopher J. Tutton, President, Specialty Sports Group	—	493,857	3,484	340,222	2,426
Thomas L. Fletcher, President, PVG Business and Corporate Strategy	—	177,616	1,155	177,770	1,156

Executive Group	—	5,314,970	37,244	4,129,044	29,188
Non-Executive Director Group	—	833,557	5,332	—	—
Non-Executive Officer Employee Group	—	7,137,084	46,540	—	—
(1)For performance based RSUs, amounts are shown at target attainment.
Administration. Our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, administers the 2013 Omnibus Plan. Our Compensation Committee has the authority to construe and interpret the 2013 Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2013 Omnibus Plan may be made subject to performance goals based upon performance criteria and other terms.
Amendment. The Board may amend, alter, suspend, discontinue, or terminate the 2013 Omnibus Plan or any portion thereof at any time; provided that if an amendment to the 2013 Omnibus Plan that (i) would materially increase the benefits accruing to participants under the 2013 Omnibus Plan; (ii) would materially increase the number of securities which may be issued under the 2013 Omnibus Plan; (iii) would materially modify the requirements for participation in the 2013 Omnibus Plan; or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market; such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained; and provided, further, that any such amendment, alteration, suspension, discontinuance, or termination that would impair the rights of any participant or any holder or beneficiary of any award previously granted shall not be effective without the written consent of the affected participant, holder, or beneficiary.
Award forms and limitations. The 2013 Omnibus Plan authorizes the award of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, performance-based compensation and other stock-based awards. For stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, the maximum number of shares subject to ISO awards is 3,631,709. The maximum will be 907,927 shares for each of the following award types granted to any one person within any fiscal year of ours: (1) the shares subject to ISOs, (2) the shares subject to stock options and stock appreciation rights, (3) the shares subject to performance-based compensation awards, (4) restricted stock, restricted stock units and unrestricted stock, and (5) all other stock-based awards.

Stock options. The 2013 Omnibus Plan provides for the grant of ISOs only to our employees. All options other than ISOs may be granted to our employees, directors, consultants, independent contractors and advisors. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. In general, options will vest over a four-year period. The maximum term of options granted under the 2013 Omnibus Plan is 10 years (five years in the case of ISOs granted to 10% or more stockholders).
Stock appreciation rights. Stock appreciation rights provide for a payment, or payments, in cash, shares of our common stock or a combination of both, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price that must be at least equal to the fair market value of our common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions.
Restricted stock. A restricted stock award is an offer by us to issue or to sell shares of our common stock subject to restrictions. The price (if any) of a restricted stock award is determined by our Compensation Committee. Unless otherwise determined by our Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.
Restricted stock units. A restricted stock unit is an award that covers a number of shares of our common stock that may be settled upon vesting in cash, by the issuance of the underlying shares or a combination of both. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve certain performance conditions.
Unrestricted stock. An unrestricted stock award is an award of shares of our common stock that is issued without forfeiture restrictions.
Other stock-based awards. Stock-based awards, such as dividend equivalent rights and other awards denominated or payable in shares of our common stock may be granted as additional compensation for services or performance.
Performance-based compensation. An award (other than Options and Stock Appreciation Rights) of performance-based compensation that is earned upon achievement of pre-established performance goals and settled (paid) in the form of cash or by issuance of shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance goals.
Performance-based compensation criteria. The Compensation Committee may grant eligible plan participants shares of our common stock or cash in accordance with the achievement of performance goals during a performance period. The Compensation Committee establishes performance goals in writing for the performance period, at least one year in duration, based upon performance criteria that may include one or more of the following criteria (either individually, alternatively or in any combination):

return on net assets	cash flows	return on assets	return on capital
revenue	average revenue	stockholder returns	profit margin
earnings per share	net earnings	operating earnings	free cash flow
growth of business	enterprise value		cost targets
share price	sales or market share
earnings before interest, taxes, depreciation and amortization	equity market capitalization

The Compensation Committee is authorized at any time, in its sole discretion, to adjust or modify the calculation of a performance goal for such performance period in order to prevent the dilution or enlargement of the rights of the eligible participants, (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company; or (2) in recognition of, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions. Achievement of performance goals may be measured by including or excluding items determined to be extraordinary, unusual in nature, infrequent in occurrence, related to the acquisition or disposition of a business, or related to a change in accounting principle, in each case based on Opinion No. 30 of the Accounting Principles Board, or other applicable accounting rules, or consistent with the Company's policies and practices for measuring the achievement of performance goals on the date on which the Compensation Committee establishes the performance goals.
Additional provisions. Awards granted under the 2013 Omnibus Plan may not be transferred in any manner other than by will or by the laws of descent and distribution, or as determined by our Compensation Committee. Unless otherwise restricted by our Compensation Committee, awards that are non-ISOs or stock appreciation rights may be exercised during the lifetime of the optionee only by the optionee, the optionee’s guardian or legal representative, or a family member of the optionee who has acquired the non-ISOs or stock appreciation rights by a permitted transfer. Awards that are ISOs may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.
If we experience a change of control transaction, and unless an award provides otherwise, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company, and outstanding awards that are not assumed or substituted will become fully vested and non-forfeitable, exercisable in the case of options and stock appreciation rights, and satisfied at target levels in the case of performance-based awards. Unless an award provides otherwise, if an award is assumed or substituted by the successor company in connection with a change of control transaction and the holder’s employment or service to us is terminated without cause or the holder terminates his or her employment or service to us for good reason, in each case within 24 months of such change of control transaction, all assumed or substituted awards held by such holder will become fully vested and non-forfeitable. All awards will be equitably adjusted in the case of stock splits, recapitalizations and similar transactions.
New plan benefits. We cannot currently determine the number of shares subject to awards that maybe granted in the future to executive officers, directors and employees under the 2013 Omnibus Plan because the Compensation Committee, in its discretion, determines awards under the 2013 Omnibus Plan. Information regarding individual awards to each of our Named Executive Officers during fiscal year 2021 is set forth under "Elements of Our Compensation Program - Equity-Based Awards" above. Additional information regarding our outstanding awards and available shares as of December 31, 2021 is set forth under "Equity Compensation Plan Information" above.

Change of Control, Separation or Severance Benefits
Equity Awards
The 2013 Omnibus Plan contains provisions that provide for the vesting of options and stock appreciation rights awarded thereunder, as well as the lapse of restrictions on and vesting of all incentive awards issued thereunder upon a “Change of Control.” A “Change of Control” is defined in the 2013 Omnibus Plan to mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act); or (ii) any person or group, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise.
Except as otherwise provided in an award agreement or by the Committee in a written resolution at the date of grant, to the extent outstanding awards granted under the 2013 Omnibus Plan are not assumed, converted, or replaced by the resulting entity in the event of a Change of Control, all outstanding options and stock appreciation rights shall become fully exercisable, all restrictions with respect to outstanding awards shall lapse and such awards shall become vested and non-forfeitable, and any specified performance goals with respect to outstanding awards shall be deemed to be satisfied at target, provided that payment of restricted and performance awards or performance compensation awards shall be made in accordance with the provisions of the 2013 Omnibus Plan.
Except as otherwise provided in an award agreement or by the Compensation Committee in a written resolution at the date of grant or thereafter, to the extent outstanding awards granted under the 2013 Omnibus Plan are assumed, converted, or replaced by the resulting entity in the event of a Change of Control, (i) any outstanding awards that are subject to performance goals shall be converted by the resulting entity as if target performance had been achieved as of the date of the Change of Control; (ii) each performance award or performance compensation award with service requirements shall continue to vest with respect to such requirements during the remaining period set forth in the award agreement; and (iii) all other awards shall continue to vest (and/or the restrictions thereon shall continue to lapse) during the remaining periods set forth in the award agreement.
Except as otherwise provided in an award agreement or by the Committee in a written resolution at the date of grant or thereafter, to the extent outstanding Awards granted under the 2013 Omnibus Plan are either assumed, converted, or replaced by the resulting entity in the event of a Change of Control, if a participant’s employment or service is terminated without Cause by the Company or an affiliate or a participant terminates his or her employment or service with the Company or an affiliate for “Good Reason” (if applicable), in either case, during the 24-month period following a Change of Control, all outstanding options and stock appreciation rights held by the participant shall become fully exercisable and all restrictions with respect to outstanding awards shall lapse and become vested and non-forfeitable.

Notwithstanding anything in the 2013 Omnibus Plan or any award agreement to the contrary, to the extent any provision of the 2013 Omnibus Plan or an award agreement would cause a payment of nonqualified deferred compensation that is subject to Section 409A of the Code (“Section 409A”) to be made upon the occurrence of (i) a Change of Control, then such payment shall not be made unless such Change of Control also constitutes a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Section 409A or (ii) a termination of employment or service, then such payment shall not be made unless such termination of employment or service also constitutes a “separation from service” within the meaning of Section 409A. Any payment that does not comply with the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change of Control or termination of employment or service, but disregarding any performance requirements and substituting the passage of time for any future service requirements and any performance periods. If a Change of Control constitutes a “change of control” within the meaning of Section 409A, any required payment shall be made in a lump sum within 10 business days of the Change of Control unless the Award Agreement specifies otherwise. If a termination following a Change of Control qualifies as a “separation from service” within the meaning of Section 409A, distribution will be made in a lump sum within 60 days of the separation from service date unless the Award Agreement specifies otherwise.

Employment Agreements
Each of our Named Executive Officers is party to an employment agreement, which provides, as applicable, certain change of control, separation or severance benefits. In May 2018, we entered into a new employment agreement with Mr. Tutton upon his promotion to President, Specialty Sports Group. In August 2018, we entered into an employment agreement with Mr. Dennison upon his hiring as President, Powered Vehicles Group and the employment agreement was amended in June 2019 upon his promotion to Chief Executive Officer. Concurrently with Mr. Dennison's promotion, we entered into an employment agreement with Mr. Winters upon his promotion to President, Powered Vehicles Group. In August 2020, we amended the employment agreements for Messrs. Dennison, Winters, and Tutton to remove specific target metrics in order to align and engage the employees in light of the COVID-19 pandemic. In the same month, we entered into an employment agreement with Mr. Humphrey upon his appointment to Chief Financial Officer and Treasurer. In May 2021, we entered into a new employment agreement with Mr. Fletcher upon his promotion to President, PVG Business & Corporate Strategy. The employment agreements prohibit the Named Executive Officers from soliciting our employees for two years following the cessation of such NEO's employment.
In May 2018, the Company entered into an Intracompany Secondment Agreement whereby Mr. Tutton, an employee of Fox Factory, Inc., serves as a secondee at the Company's subsidiary RFE Holding (Canada) Corp. The initial secondment period of one year shall automatically renew for subsequent periods of one year up to a maximum of five years, until terminated by either party.
Termination by Mutual Agreement, Death, Disability, for Cause or Voluntarily
In the event a Named Executive Officer’s employment is terminated by mutual agreement of the parties, by the Company if the executive dies or becomes disabled, by the Company for “Cause,” or by the executive officer voluntarily, at any time (provided he provides not less than 90 days written notice), such executive officer is entitled to receive the following payments and compensation: (1) accrued and unpaid annual Base Salary for services rendered prior to the date of termination or resignation; and (2) reimbursement of any un-reimbursed business expenses as of the date of termination or resignation (collectively, “General Separation Payments”). Additionally, in the event a Named Executive Officer’s employment is terminated by the Company because the executive dies or becomes disabled, such executive officer is also entitled to receive a pro rata payment of the executive’s performance bonus (which the executive would have earned under his employment agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available).

Termination without Cause or for Good Reason
In the event a Named Executive Officer’s employment is terminated by the Company without Cause or if the Named Executive Officer resigns for “Good Reason,” such executive officer is entitled to receive the following payments and compensation: (i) General Separation Payments, (ii) the applicable Severance Payment (only upon the execution of a release); (iii) a pro rata payment of the executive’s performance bonus (which the executive would have earned under his new employment agreement if employed for the entire fiscal year in which termination occurs, payable during the year the applicable audited financial statements become available); and (iv) continued Company sharing in the cost of health care insurance during the period executive receives severance.
The “Severance Payment” amount to be paid with respect to a termination without Cause or for Good Reason shall equal the Named Executive Officer’s annual base salary as of the date of termination; provided, however, in the event of the “Good Reason” trigger being a reduction in Base Salary, then the Severance Payment amount shall equal the executive’s annual base salary prior to such reduction, provided that such severance amount is greater than the executive’s base salary at termination.
For purposes of the employment agreements, termination for “Cause” means with respect to a Named Executive Officer, one or more of the following: (i) willful or grossly negligent violation of any law which causes material injury to the business of our Company (or any subsidiary) or entry of a plea of nolo contendere (or similar plea) to a charge of such an offense; (ii) conduct causing us or any of our subsidiaries significant public disgrace or disrepute; (iii) any act or omission aiding or abetting a competitor, supplier, or customer of ours or any of our subsidiaries to the material disadvantage or detriment of us and our subsidiaries; (iv) the executive’s willful violation of fiduciary duties to our Company or any subsidiary, including the duty of loyalty and the corporate opportunity doctrine; (v) commission of, or the act of fraud, dishonesty, misappropriation or embezzlement, or the executive’s commission of any felony offense; (vi) material breach of the executive’s representations, warranties, or covenants under his new employment agreement or any other agreement between the parties hereto that, if curable and unrelated to a breach of his confidentiality obligations, remains uncured for 15 days following written notice thereof from us to executive; and (vii) refusal to comply with our reasonable orders or directives (including refusal to perform, other than as a result of death or disability, material assigned duties or responsibilities that are consistent with normal business practices and his new employment agreement) or our (or our subsidiaries’) material and reasonable rules, regulations, policies, procedures or practices that are not inconsistent with the terms of his new employment agreement or applicable law, which continues uncured for 15 days following written notice thereof from us to the executive.
A resignation by a Named Executive Officer will be deemed a resignation for “Good Reason” if the executive provides written notice to the Company of the specific circumstances alleged to constitute Good Reason within 90 days after any one or more of the following events: (i) a reduction in executive’s base salary below the amount as of the date of his employment agreement (other than a substantially similar reduction applicable to all executives); (ii) for Mr. Tutton only, the Company requiring, without the executive’s consent, that the executive relocate the executive’s principal place of business outside a 30-mile radius from the location where the executive is employed as of the effective date of his employment agreement or such other location as consented to by the executive; (iii) material breach by us of his employment agreement; or (iv) without the executive’s consent, a material reduction in the executive’s duties or responsibilities, such that the executive is no longer playing his current role or at least an equivalent position, as applicable. Where curable, the Company will have 30 days to cure such circumstances upon the receipt of notice from the executive.

Estimated Potential Payments upon Change of Control or Certain Termination Events
The table provides an estimate of the payments and benefits that would be paid to our Named Executive Officers in connection with any termination of employment or upon a Change of Control of the Company. The payments are quantified assuming the termination of employment or Change of Control occurred on December 31, 2021.

Name and Form of Payment	Mutual Agreement, For Cause, Voluntarily	Death or Disability	Without Cause or for Good Reason (not in connection with a Change of Control)	Awards Not Continued or Assumed or Termination Within 24 Months Without Cause or for Good Reason (Change of Control)	No Termination, Awards Continued or Assumed (Change of Control)
Michael C. Dennison
Cash Compensation (1)	$31,923	$31,923	$861,923	$861,923	$—
Performance-based Bonus (2)	—	2,035,000	2,035,000	2,035,000	—
RSUs (3)	—	—	—	11,800,858	—
PSUs (3)	—	—	—	2,680,776	—
Benefits and Perquisites	—	—	12,566	12,566	—
Total	$31,923	$2,066,923	$2,909,489	$17,391,123	$—
Scott R. Humphrey
Cash Compensation (1)	$19,231	$19,231	$519,231	$519,231	$—
Performance-based Bonus (2)	—	787,500	787,500	787,500	—
RSUs (3)	—	—	—	1,539,745	—
PSUs (3)	—	—	—	579,361	—
Benefits and Perquisites	—	—	17,171	17,171	—
Total	$19,231	$806,731	$1,323,902	$3,443,008	$—
Richard T. Winters
Cash Compensation (1)	$16,731	$16,731	$451,731	$451,731	$—
Performance-based Bonus (2)	—	523,125	523,125	523,125	—
RSUs (3)	—	—	—	2,904,117	—
PSUs (3)	—	—	—	412,663	—
Benefits and Perquisites	—	—	17,104	17,104	—
Total	$16,731	$539,856	$991,960	$4,308,740	$—
Christopher J. Tutton
Cash Compensation (1)	$15,769	$15,769	$425,770	$425,770	$—
Performance-based Bonus (2)	—	540,000	540,000	540,000	—
RSUs (3)	—	—	—	3,402,851	—
PSUs (3)	—	—	—	412,663	—
Benefits and Perquisites	—	—	12,478	12,478	—
Total	$15,769	$555,769	$978,248	$4,793,761	$—
Thomas L. Fletcher
Cash Compensation (1)	$14,423	$14,423	$389,423	$389,423	$—
Performance-based Bonus (2)	—	—	422,813	422,813	—
RSUs (3)	—	—	—	430,863	—
PSUs (3)	—	—	—	196,636	—
Benefits and Perquisites	—	—	7,290	7,290	—
Total	$14,423	$14,423	$819,526	$1,447,025	$—

(1)Cash compensation related to Mutual Agreement, For Cause, or Voluntarily and Death or Disability are payable in a lump sum. Cash compensation shown under Without Cause or for Good Reason are payable in 12, 18, or 24 monthly installments.
(2)Cash Bonuses would have been payable in a lump sum and Bonus RSUs would have vested immediately.
(3)Amounts shown for RSUs and PSUs represent the fair value of unvested awards as of December 31, 2021, assuming termination during the 24 month period following a Change of Control whereby all restrictions with respect to outstanding Awards shall lapse and the Awards shall become vested and non-forfeitable.

CEO Pay Ratio
The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.
Methodology and Pay Ratio
For fiscal year 2021, the median annual total compensation of all employees of FOX (other than our Chief Executive Officer) was $50,792. The annual total compensation of our Chief Executive Officer was $7,817,826, reflecting Mr. Dennison who served as Chief Executive Officer on the date upon which we selected to identify the median employee. Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median annual total compensation of all employees for fiscal year 2021 was approximately 150 to 1.
The Company identified the "median employee" by using the following methodology and material assumptions, adjustments, and estimates (consistent with all applicable SEC rules):
•The Company selected December 31, 2021, the last day of FOXF's prior fiscal year, as the date upon which we would identify the "median employee."
•As of this date, our employee population consisted of approximately 3,890 individuals, excluding employees on leaves of absence who are not expected to return to work.
•For purposes of determining our median employee, the Company excluded European and Australian employees that, in total, resulted in the exclusion of less than 5% of FOX's total number of employees as permitted under SEC rules.
•For purposes of determining our median employee, the Company excluded the employees of Outside Van and Shock Therapy which were acquired in May 2021 and December 2021, respectively.
•The Company used fiscal year-to-date "gross cash earnings" paid through December 31, 2021 as our consistently applied compensation measure. In this context, gross cash earnings includes any salary (including overtime), bonus, and/or commissions. Salaries were annualized for all permanent employees who were hired after the fiscal year began; all foreign currencies were converted to U.S. dollars.
•Once the Company identified the median employee, the Company calculated the elements of the median employee's fiscal year 2021 total annual compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K to be included in the Company’s 2022 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board that the Compensation Discussion and Analysis referred to above be included in the Company’s 2022 Proxy Statement.

Members of the Compensation Committee:
Elizabeth A. Fetter, Chair
Dudley W. Mendenhall
Jean H. Hlay
Sidney Johnson
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

AUDIT COMMITTEE REPORT
Our Audit Committee is comprised of three independent directors, Ms. Hlay, Mr. Mendenhall, and Mr. Waitman, all of whom are financially literate. In addition, the Board has designated Mr. Mendenhall and Ms. Hlay as the “audit committee financial experts” under the applicable SEC rules. The Audit Committee operates under a written charter, which reflects the requirements regarding audit committees under the Nasdaq Listing Rules and the Sarbanes-Oxley Act of 2002, as amended. A current copy of the Audit Committee Charter is available on the Company’s website at http://investor.ridefox.com.
The Audit Committee’s primary role is to assist the Board in (1) retaining an independent public accountant; (2) overseeing the independent public accountant; (3) reviewing financial statements and disclosure matters; (4) compliance oversight; and (5) oversight of the Company’s internal audit function.
The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021, with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021 (the "Annual Report").
The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from us.
Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.
Members of the Audit Committee:
Jean H. Hlay, Chair
Dudley W. Mendenhall
Ted D. Waitman
The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference in such filing.

APPROVAL OF THE FOX FACTORY HOLDING CORP.
2022 OMNIBUS INCENTIVE PLAN
(Proposal 3)
General
On February 23, 2022, the Board, upon recommendation of the Compensation Committee, approved the adoption of the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan (the "2022 Omnibus Plan") subject to approval by the Company's stockholders at the Annual Meeting. We are asking stockholders to consider and vote upon a proposal to approve the 2022 Omnibus Plan. The 2022 Omnibus Plan will replace the Fox Factory Holding Corp. 2013 Omnibus Plan, as amended, approved by the Company's stockholders on June 5, 2014 (the "2013 Omnibus Plan"). Upon adoption, the 2022 Omnibus Plan will become the primary plan used for equity grants to employees, officers and directors of the Company and its affiliates going forward, and no further awards will be granted under the 2013 Omnibus Plan. Any awards granted under the 2013 Omnibus Plan remain in effect pursuant to the terms of the 2013 Omnibus Plan and the respective award agreements thereunder.
The Board recommends that you vote for approval of the 2022 Omnibus Plan in order to allow the Company to continue our equity-based, pay-for-performance compensation philosophy. Equity compensation aligns the compensation of our non-employee directors and employees with the investment interests of our stockholders and promotes a focus on long-term value creation.
The following is a summary of the principal features of the 2022 Omnibus Plan. This summary does not purport to be a complete description of all of the provisions of the 2022 Omnibus Plan. It is qualified in its entirety by reference to the full text of the 2022 Omnibus Plan. A copy of the 2022 Omnibus Plan is attached to this Proxy in Annex B and is available on the SEC's website at www.sec.gov.
The table below provides additional information on our outstanding equity awards (as of March 8, 2022):

Name	As of March 8, 2022
Shares Available for Issuance under the 2013 Omnibus Plan (1)	1,184,185
Time-Based Full-Value Equity Awards Outstanding	344,065
Performance-Based Full-Value Equity Awards Outstanding	66,413
Option Awards Outstanding	32,673
Weighted Average Strike Price of Outstanding Options	$5.16
Weighted Average Remaining Term of Outstanding Options	0.27 years
(1)As of March 8, 2022, we have 1,184,185 shares available for issuance under the 2013 Omnibus Plan. Upon approval of the 2022 Omnibus Plan, we will no longer issue shares from the 2013 Omnibus Plan. Additionally, any grants made under the 2013 Omnibus Plan between March 8, 2022 and approval of the 2022 Omnibus Plan will be sourced from the reserve requested for the 2022 Omnibus Plan.
Summary of the 2022 Omnibus Plan
Share Reserve. We have reserved 2,900,000 shares of our common stock for issuance under the 2022 Omnibus Plan, plus an additional number of shares equal to any shares that are subject to outstanding awards under the 2013 Omnibus Plan which either cease for any reason to be subject to such awards or are forfeited, canceled or repurchased at their original issue price. In addition, the following shares of our common stock are available for grant or issuance under the 2022 Omnibus Plan:
•shares subject to awards granted under the 2022 Omnibus Plan that are subsequently forfeited or canceled;
•shares subject to awards granted under the 2022 Omnibus Plan that otherwise expire without shares being issued; and

•awards paid cash instead of shares (but not shares surrendered to pay the exercise price or withholding taxes associated with the award).
Any awards granted under the 2013 Omnibus Plan after March 8, 2022, the Record Date, and prior to the Effective Date of the Plan shall reduce the Share Reserve.
Term. The 2022 Omnibus Plan will become effective upon approval by our stockholders and will remain in effect until the ten year anniversary of the date it is approved by our stockholders, unless terminated earlier by the Board.
Eligibility. Only our and our affiliates' employees (including employees of any entity that is acquired), directors and consultants are eligible to receive awards under the 2022 Omnibus Plan (the "Participants" and each a "Participant"). As of the end of the fiscal year, we had approximately 4,100 full-time equivalent employees, including executive officers, and six non-employee directors who would be eligible to participate in the 2022 Omnibus Plan. Our Compensation Committee determines who will receive awards, and all of their terms and conditions.
Administration. The 2022 Omnibus Plan is administered by our Compensation Committee, all of the members of which are independent, non-employee directors under applicable federal securities laws. Our Compensation Committee has the authority to construe and interpret the 2022 Omnibus Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. The Compensation Committee may delegate certain of its power, authority and duties to a subcommittee or to one or more of our officers.
Award Forms and Limitations. The 2022 Omnibus Plan authorizes the award of incentive stock options ("ISO"), nonqualified stock options ("NQSO"), stock appreciation rights ("SARs"), restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, other awards, and substitute awards. The 2022 Omnibus Plan provides for the issuance of up to 2,900,000 shares of our common stock, and the aggregate number of shares of our common stock with respect to which ISOs may be granted under the 2022 Omnibus Plan is 2,900,000.
The maximum aggregate number of shares of our common stock that may be granted to any member of the Board during a single fiscal year, taken together with any cash fees paid to such director during such fiscal year, shall not exceed Nine Hundred Thousand Dollars $900,000 in total value calculating the Share value of any such awards based on the grant date fair market value of such awards.
A maximum of 5% of the aggregate number of shares of our common stock available for issuance under the 2022 Omnibus Plan may be issued without a vesting period of at least one year following the date of grant. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in case of substitute awards in connection with acquisitions, awards to directors that vest as early as 50 weeks from date of grant where vesting is tied to the annual stockholders meeting, awards that accelerate vesting upon death or disability, and awards received in lieu of other earned cash compensation.
Stock Options.  ISOs may only be granted to our and our affiliates' employees. Other than ISOs, all stock options may be granted to our employees, directors, and consultants. The exercise price of each stock option must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of the fair market value of a share on the grant date. Our Compensation Committee may provide for stock options to be exercised only as they vest. The maximum term of stock options granted the 2022 Omnibus Plan is 10 years from the date of its grant (five years in the case of ISOs granted to 10% or more stockholders). Stock options may not be repriced without stockholder approval, and may not include reload provisions.

Stock Appreciation Rights. SARs provide for a payment, or payments, in shares of our common stock, cash or a combination of both, as determined by the Compensation Committee, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the grant date. The terms and conditions, including grant price (which may not be less than the fair market value of a share of common stock on the date of grant), vesting, expiration, and exercisability are determined by the Compensation Committee and set forth in an award agreement. SARs may not be repriced without stockholder approval, and may not include reload provisions.
Restricted Stock, Unrestricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period as determined by the Compensation Committee. The holder of unrestricted stock will own shares of our common stock without restrictions like any other stockholder. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date as determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee and set forth in the individual award agreements.
Performance Shares and Performance Units. Performance shares and performance units are awards denominated in shares or units that may be earned, in whole or in part, upon attainment of performance goals during a performance period, as set by the Compensation Committee. The terms and conditions of the performance shares or performance units will be specified in an award agreement. The Compensation Committee may grant eligible plan Participants shares of our common stock, a number of units referencing a cash amount, a number of shares or other property, or a combination thereof, in accordance with the achievement of performance goals during a performance period, as set forth in the applicable award agreement. The performance criteria for such performance goals will be based on the criterion or criteria selected by the Compensation Committee which may include, without limitation, one or more of the following criteria (either individually, alternatively or in any combination):

capital expenses	free cash flow	return on capital
cash flows	growth of business	return on invested capital
cost targets	net earnings	return on net assets
earnings per share	operating earnings	return on stockholders' equity
enterprise value	operating expenses	revenue; average revenue
equity market capitalization	profit margin	sales or market share
earnings before interest, taxes, depreciation and amortization	return on assets	share price
stockholder returns
Other awards. The Compensation Committee may grant other awards denominated or payable in shares of our common stock, in cash or valued in whole or in part by reference to or are otherwise based upon shares of our common stock to Participants under the 2022 Omnibus Plan. The Compensation Committee will have sole authority to grant other awards to any Participant, the number of shares to be granted and all other terms and conditions of the award. Substitute awards be made in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company, at the Compensation Committee's discretion.

Change in Control. Upon the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act")), any person or group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares of our common stock that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation, or otherwise, or a change in the composition of the Board such that individuals who, as of the beginning of any period of twenty-four (24) months determined on a rolling basis (the "measurement date"), constitute the Board (the "Incumbent Board") cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the measurement date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of Board membership occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board ("Change in Control"), then to the extent not assumed, converted or replaced by the resulting entity or continued by the continuing entity, all outstanding stock options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable, all restrictions with respect to outstanding awards will lapse and become vested, and certain specified performance goals with respect to outstanding awards will be deemed to be satisfied at target, and subject to compliance with Section 409A, there shall be a pro rata payout to Participants within thirty (30) days following the date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. To the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422, the excess stock options shall be NQSOs.
However, if the continuing entity continues the outstanding awards, or if the surviving entity assumes all of the outstanding awards or if the awards are otherwise equitably converted or substituted in connection with a Change in Control: if within two (2) years after the effective date of the Change in Control, a Participant's employment is terminated without Cause or the Participant resigns for Good Reason (each, as defined in the 2022 Omnibus Plan), then: all of that Participant's outstanding stock options, SARs and other awards in the nature of rights that may be exercised shall become fully exercisable, all time-based vesting restrictions on the his or her outstanding awards shall lapse, and certain specified performance goals with respect to outstanding awards will be deemed to be satisfied based on the Participant's actual performance through the end of the performance period, and there shall be a pro rata payout to the Participant within thirty (30) days after the amount earned has been determined based upon the length of time within the performance period that has elapsed prior to the date of termination; provided that, to the extent that this provision causes ISOs to exceed the dollar limitation set forth in Code Section 422, the excess stock options shall be NQSOs.
Transferability of Awards. No award under the 2022 Omnibus Plan, other than fully vested and unrestricted shares, and no right under any such award are transferable other than by will, by the laws of descent and distribution or as determined by the Compensation Committee, and no award, other than fully vested and unrestricted shares, or right under any such award may be pledged, alienated, attached or otherwise encumbered. The Compensation Committee may allow award recipients to designate a beneficiary or beneficiaries to exercise the rights of the award recipient and receive any property distributable with respect to any award in the event of an award recipient's death. Participants are prohibited from transferring stock options to a third party financial institution without approval from the Company's stockholders.

Forfeiture, Clawback and Recoupment. All awards, including any shares of our common stock subject to or issued under an award or the value received pursuant to an award granted under the 2022 Omnibus Plan will be subject to recovery, recoupment, clawback and/or other forfeiture pursuant to the Company's clawback policy, as well as any applicable law or regulation or the standards of NASDAQ or any other stock exchange on which the shares of our common stock are then listed that provide for any such recovery, recoupment, clawback and/or forfeiture. In addition, the Compensation Committee may also specify in an award agreement that the Participant's rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an award.
U.S. Federal Income Tax Aspects of Certain Awards.  The following is a general summary of the federal income tax treatment of awards which are authorized for grant under the 2022 Omnibus Plan, based upon the provisions of the Code in effect as of the date of this Proxy Statement. This summary is not intended to be exhaustive, does not discuss the tax consequences upon a Participant's death nor any federal surtaxes, and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the 2022 Omnibus Plan should consult their tax advisors with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the 2022 Omnibus Plan.
ISOs.  An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an ISO that qualifies under Section 422 of the Code. Option holders who neither dispose of their shares of our common stock within two years of the date that the stock option was granted or within one year following the exercise of the stock option, normally recognize a capital gain or loss on the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of the shares of our common stock, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares of our common stock within two years after the date of grant of those stock options or within one year after the date of exercise, which we refer to as a disqualifying disposition, the difference between the fair market value of the shares of our common stock on the exercise date and the stock option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on the disqualifying disposition of the shares of our common stock generally results in a deduction by the Company for federal income tax purposes. The difference between the stock option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the option holder's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to option holders subject to the alternative minimum tax.
NQSOs.  Stock options not designated or qualifying as ISOs are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the stock option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares of our common stock on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares of our common stock acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. The Company should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.
SARs. In general, no taxable income is reportable when a stock appreciation right is granted to a Participant. Upon exercise, the Participant generally will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. If the Participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards, Performance Share Awards and Unrestricted Stock Awards. A Participant acquiring restricted shares (either restricted stock awards or performance share awards) generally will recognize ordinary income equal to the fair market value of the shares on the vesting date; and a Participant acquiring unrestricted shares will recognize ordinary income equal to the fair market value of the shares on the date of grant. If the Participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event on restricted stock or performance shares to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty (30) days after the date the restricted shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, performance share award or an unrestricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Restricted Stock Unit and Performance Unit Awards. There generally are no immediate tax consequences of receiving an award of restricted stock units or performance units. A Participant who is awarded restricted share units or performance units generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such Participant at the end of the applicable vesting period or, if later, the settlement date. If the Participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Other Awards; Substitute Awards. The tax consequences relating to other awards and substitute awards will depend upon the provisions of such awards, with the tax consequences described above to the extent such awards are the same as those described above.
Deductibility of Compensation.  The Code limits publicly held corporations' compensation deductions per "covered employee", the principal executive officer, principal financial officer, the next three most highly-compensated officers, and any individual who was a covered employee since January 1, 2017, to $1 million per year. Despite this, we reserve the right to grant awards under the 2022 Omnibus Plan even though such awards may not entitle us to a tax deduction.
New Plan Benefits. As of the date of this proxy statement, no awards have been made under the 2022 Omnibus Plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, all directors who are not executive officers as a group, and all employees who are not executive officers as a group under the 2022 Omnibus Plan are determined by the plan administrator and are not presently determinable.
The awards granted in fiscal year 2022 under the 2013 Omnibus Plan, inclusive of both RSU and PSU awards, are set forth in the table below, and with respect to the PSU awards for our NEOs, are based on the target performance achievement as set forth on page 29 within the Compensation Discussion and Analysis above.

Name and Principal Position	Dollar Value ($)	Number of Shares (#)
Michael C. Dennison, Chief Executive Officer	$4,500,000	37,222
Scott R. Humphrey, Chief Financial Officer and Treasurer	1,000,000	8,272
Richard T. Winters, President, Powered Vehicles Group	680,000	5,626
Christopher J. Tutton, President, Specialty Sports Group	780,000	6,452
Thomas L. Fletcher, President, PVG Business and Corporate Strategy	500,000	4,136

Current executive officers as a group	$9,000,000	74,450
Current directors other than executive officers as a group	$300,000	2,482
Current employees other than executive officers as a group	$224,000	1,858

The dollar values and number of shares underlying RSU and PSU awards granted in fiscal year 2022 under the 2013 Omnibus Plan, assuming PSU awards are earned with maximum performance results, are in the table below:

Name	Dollar Value ($) at maximum Performance	Number of Shares (#) at maximum performance
Michael C. Dennison, Chief Executive Officer	$6,750,000	55,833
Scott R. Humphrey, Chief Financial Officer and Treasurer	1,500,000	12,408
Richard T. Winters, President, Powered Vehicles Group	1,020,000	8,439
Christopher J. Tutton, President, Specialty Sports Group	1,170,000	9,678
Thomas L. Fletcher, President, PVG Business and Corporate Strategy	750,000	6,204

Current executive officers as a group	$13,500,000	111,675
Current directors other than executive officers as a group	$300,000	2,482
Current employees other than executive officers as a group	$224,000	1,858
(1)Refer to the "Elements of Our Compensation Program - Annual Performance-Based Bonuses" section within the "Compensation Discussion and Analysis" section of this Proxy statement for a description of the potential performance-based bonuses our Named Executive Officers were eligible to receive in fiscal year 2021.
(2)Refer to the "Elements of Our Compensation Program - Equity-Based Awards" section within the "Compensation Discussion and Analysis" section of this Proxy Statement, under for a description of the RSU awards made to our Named Executive Officers in fiscal year 2021. The RSU awards do not have "threshold" or "maximum" amounts.
(3)Reflects the grant date fair value of the RSU awards computed in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. The grant date fair value per unit for RSUs is equal to the closing price of the Company's common stock on the date of grant. The grant date fair value for performance-based RSUs was calculated based on the probable outcome of applicable performance conditions, which assume that the target level of performance is achieved.
Required Vote for Stockholder Approval
The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required in order to approve the 2022 Omnibus Plan.
Recommendation of the Board
The Board recommends that you vote “FOR” the approval of the 2022 Omnibus Plan.

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION
(PROPOSAL 4)

We are providing stockholders with an opportunity to cast an advisory (non-binding) vote on the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables (commonly referred to as “Say-on-Pay”) as required by Section 14A of the Exchange Act (15 U.S.C. 78n-1).
Accordingly, you are being asked to approve the following advisory resolution at the Annual Meeting:
“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion in this Proxy Statement, is hereby approved.”
The advisory approval of the Company’s executive compensation is a non-binding vote on the compensation paid to the Company’s Named Executive Officers, as described pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis” section, compensation tables, and the narrative discussions, set forth in this Proxy Statement.
As described in detail under “Executive Compensation - Compensation Discussion and Analysis,” our compensation programs are designed to attract, motivate and retain individuals who share our visions and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with our stockholders’ long-term interests. Stockholders are encouraged to read the “Compensation Discussion and Analysis” section, the accompanying compensation tables, and the related narrative discussion.
We currently hold our advisory vote on executive compensation annually. Thus, we expect to hold our next advisory vote on executive compensation at the 2023 Annual Meeting of Stockholders.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our Named Executive Officers and will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.
Required Vote for Stockholder Approval
The affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the proposal is required to approve the advisory vote on executive compensation.
Recommendation of the Board
The Board recommends that you vote "FOR" the approval, on an advisory basis, of the resolution approving the compensation of our Named Executive Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of March 8, 2022, the number of shares of our common stock, par value $0.001 per share (the only class of voting securities outstanding), beneficially owned by: (1) certain 5% beneficial owners; (2) each director and nominee for director; (3) each person who is named in the Summary Compensation Table; and (4) all directors and executive officers as a group. The applicable percentage ownership is based on 42,132,376 shares of common stock outstanding as of March 8, 2022. All holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of holders of shares of common stock.
The number of shares beneficially owned by each entity or individual is determined pursuant to Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares set forth in the following table, subject to community property laws where applicable.

		Common Stock Beneficially Owned
Name and Address of Beneficial Owner		Number of Shares	Percentage of Class
5% Beneficial Owners
BlackRock, Inc.	(1)	5,162,520	12.3%
Kayne Anderson Rudnick Investment Management, LLC	(2)	4,625,299	11.0%
Neuberger Berman Group LLC	(3)	2,449,331	5.8%
The Vanguard Group, Inc.	(4)	3,985,227	9.5%

Directors and Officers (5)
Michael C. Dennison	(6)	20,705	*
Scott R. Humphrey	(7)	2,037	*
Richard T. Winters	(8)	5,344	*
Christopher J. Tutton	(9)	8,990	*
Thomas L. Fletcher	(10)	392	*
Toby D. Merchant	(11)	718	*
Dudley W. Mendenhall	(12)	10,202	*
Thomas E. Duncan	(13)	6,723	*
Elizabeth A. Fetter	(14)	2,933	*
Jean H. Hlay	(15)	4,407	*
Sidney Johnson	(16)	1,183	*
Ted D. Waitman	(17)	7,469	*
All current executive officers and directors as a group (12 persons)	(18)	71,103	*
* Less than 1%
(1)This information is based on a Schedule 13G/A filed by BlackRock, Inc. on January 27, 2022. BlackRock, Inc. has sole power to vote 51,010,520 shares and sole power to dispose of 5,162,520 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.
(2)This information is based on a Schedule 13G/A filed by Kayne Anderson Rudnick Investment Management, LLC on February 14, 2022. Kayne Anderson Rudnick Investment Management, LLC has sole power to vote 920,147 shares, and shared power to vote 3,582,952 shares. Kayne Anderson Rudnick Investment Management, LLC has sole power to dispose of 1,042,347 shares and shared power to dispose of 3,582,952 shares. Kayne Anderson Rudnick Investment Management, LLC’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(3)This information is based on a Schedule 13G/A filed by Neuberger Berman Group LLC on February 14, 2022. These entities have shared power to vote 2,418,920 shares and shared power to dispose of 2,449,331 shares. No entity has sole voting power of any of the shares. Neuberger Berman Group LLC's address is 1290 Avenue of the Americas, New York, NY 10104.

(4)This information is based on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 10, 2022. The Vanguard Group, Inc. has shared power to vote 80,195 shares, sole power to dispose of 3,867,952 shares, and shared power to dispose of 117,275 shares. The Vanguard Group, Inc.'s address is 100 Vanguard Blvd., Malvern, PA 19355.
(5)The information provided in this table is based on the Company's records and information supplied by the officers and the directors. Except as set forth in the footnotes to this table, the business address of each director and officer listed is c/o Fox Factory Holding Corp., 2055 Sugarloaf Circle, Suite 300, Duluth, GA 30097.
(6)Consists of 7,909 shares of our common stock held directly by Mr. Dennison and 12,796 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Dennison is our Chief Executive Officer and serves on our Board.
(7)Consists of 2,037 shares of our common stock held directly by Mr. Humphrey. Mr. Humphrey is our Chief Financial Officer and Treasurer.
(8)Consists of 2,475 shares of our common stock held directly by Mr. Winters and 2,869 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Winters is our President, Powered Vehicles Group.
(9)Consists of 1,346 shares of our common stock held directly by Mr. Tutton and 7,644 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Tutton is our President of Special Sports Group.
(10)Consists of 392 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Fletcher is our President, PVG Business and Corporate Strategy.
(11)Consists of 718 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Merchant is our Chief Legal Officer, Secretary and Chief Compliance Officer.
(12)Consists of 9,297 shares of our common stock held directly by Mr. Mendenhall and 905 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Mendenhall is our Chair of the Board.
(13)Consists of 5,912 shares of our common stock held directly by Mr. Duncan and 811 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Duncan serves on our Board.
(14)Consists of 2,122 shares of our common stock held directly by Ms. Fetter and 811 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Ms. Fetter serves on our Board.
(15)Consists of 3,596 shares of our common stock held directly by Ms. Hlay and 811 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Ms. Hlay serves on our Board.
(16)Consists of 372 shares of our common stock held directly by Mr. Johnson and 811 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Johnson serves on our Board.
(17)Consists of 6,658 shares of our common stock held directly by Mr. Waitman and 811 unvested RSUs that will vest in 60 days of the record date March 8, 2022. Mr. Waitman serves on our Board.
(18)Consists of shares included under "Directors and Officers”. Per the Company’s policy, officers and directors of the Company are required to obtain prior written approval from Scott R. Humphrey or Toby D. Merchant before holding securities of the Company in a margin account or pledging securities of the Company as collateral for a loan.
There are no material proceedings to which any director, officer or affiliate of FOX, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate of FOX, or security holder is a party adverse to FOX or any of our subsidiaries or has a material interest adverse to FOX or any of our subsidiaries.
There are no arrangements currently known to the Company, the operation of which may at a subsequent date result in a change of control.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC.
Based solely upon our review of such forms (and amendments thereto) furnished to us during fiscal year 2021, and upon representations received by us from certain of our directors, and executive officers, we believe that our directors, executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities complied with all Section 16(a) filing requirements on a timely basis during fiscal year 2021.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2023
Stockholder Proposals - Inclusion in Company Proxy Statement
For a stockholder proposal to be considered by us for inclusion in our Proxy Statement and form of proxy relating to the 2023 Annual Meeting of Stockholders, the proposal must be received by November 23, 2022, as prescribed by rules under the Exchange Act.
Other Stockholder Proposals - Business to be Conducted at the Annual Meeting
With respect to stockholder proposals not wishing to be included in the our Proxy Statement and form of proxy, but rather to be brought as business at the Annual Meeting of Stockholders, our Bylaws prescribe certain advance notice procedures independent of the notice requirement and deadline described above. Our Bylaws state that, to be timely, notice and certain related information must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders. However, in the event that the date of the Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our Bylaws, a proposal for the 2023 Annual Meeting of Stockholders not included by or at the direction of the Board must be received no earlier than January 6, 2023 and no later than February 5, 2023.
Stockholder Director Nominees
See “Nominations of Directors and Diversity- Consideration of Director Nominees.” To be timely stockholders must submit written director candidate nominations for the 2023 Annual Meeting of Stockholders no earlier than January 6, 2023 and no later than February 5, 2023. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 6, 2023.

ATTENDING THE ANNUAL MEETING VIA WEBCAST
We will host the Annual Meeting live via webcast. You will not be able to attend the Annual Meeting in person. Stockholders may listen to and participate in the Annual Meeting live if they register at www.proxydocs.com/FOXF. The webcast will start at 1:00 p.m. EDT, on May 6, 2022. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.
Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common stock, are posted at www.proxydocs.com/FOXF. To attend the Annual Meeting, log in and register at www.proxydocs.com/FOXF. You will need your unique control number that is printed in the box marked by the arrow on your Notice or your proxy card (if you received a printed copy of the proxy materials) to register and attend the Annual Meeting.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
Proxy Materials are available online at www.proxydocs.com/FOXF. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s stockholder meeting, you must make this request on or before April 26, 2022. You can order paper materials by visiting www.investorelections.com/FOXF, calling 1-866-648-8133, or writing to us at our principal executive offices located at 2055 Sugarloaf Circle, Suite 300, Duluth, GA 30097, Attention: Chief Executive Officer. You will need your unique control number on your proxy card. Alternatively, you can send a blank email with your unique control number in the subject line to paper@investoerelections.com.
We and some brokers have adopted “householding,” a procedure under which stockholders who have the same address will receive a single set of Proxy Materials, unless one or more of these stockholders provides notice that they wish to receive individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you participate in householding and wish to receive a separate set of these Proxy Materials, or if you wish to receive separate copies of future notices and Proxy Materials, or if you would like to participate in householding and receive a single set future notices and Proxy Materials in the future, please follow the instruction above to submit your request. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Annex A - Non-GAAP Measures
    The Company provides certain Non-GAAP financial measures in this Proxy Statement that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States, including, “non-GAAP adjusted net income”, “non-GAAP adjusted earnings per diluted share”, and “adjusted EBITDA”. The Company defines non-GAAP adjusted net income as net income attributable to FOX stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs, all net of applicable tax. These adjustments are more fully described in the tables included below. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. The Company defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, and strategic transformation costs that are more fully described in the tables below. The Company defines Return on Invested Capital ("ROIC") as non-GAAP adjusted net income divided by total debt and total stockholders' equity. The Company defines Free Cash Flow ("FCF") as net cash provided by operating activities less purchases of property and equipment.

NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
	For the twelve months ended
	December 31, 2021	January 01, 2021
Net income attributable to FOX stockholders	$163,818	$90,674
Amortization of purchased intangibles	20,685	17,583
Patent litigation-related expenses	821	1,960
Other acquisition and integration-related expenses (1)	6,094	15,429
Strategic transformation costs (2)	3,422	2,798
Tax impacts of reconciling items above (3)	(4,045)	(4,619)
Non-GAAP adjusted net income	$190,795	$123,825

Non-GAAP adjusted EPS
Basic	$4.54	$3.08
Diluted	$4.50	$3.03

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	42,022	40,229
Diluted	42,366	40,801
(1)Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets.
(2)Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(3)Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

NET INCOME TO ADJUSTED EBITDA RECONCILIATION
	For the twelve months ended
	December 31, 2021	January 01, 2021
Net income	$163,818	$91,746
Provision for income taxes	24,563	12,784
Depreciation and amortization	43,425	33,923
Non-cash stock based compensation	13,914	8,618
Patent litigation-related expenses	821	1,960
Other acquisition and integration-related expenses (1)	5,453	14,894
Strategic transformation costs (2)	3,422	2,798
Interest and other expense, net	8,533	9,619
Adjusted EBITDA	$263,949	$176,342

NET INCOME TO NON-GAAP OPERATING INCOME AFTER TAXES RECONCILIATION AND CALCULATION OF RETURN ON INVESTED CAPITAL
For the twelve months ended
December 31, 2021
Net income	$163,818
Interest and other expense, net	8,533
Amortization of purchased intangibles	20,685
Patent litigation-related expenses	821
Other acquisition and integration-related expenses (1)	6,094
Strategic transformation costs (2)	3,422
Tax impacts of reconciling items above (3)	(5,142)
Non-GAAP Operating Income after taxes	$198,231

Total indebtedness as of July 2, 2021	$388,513
Total stockholder's equity as of July 2, 2021	804,369
Total debt and stockholder's equity	$1,192,882

Return on Invested Capital (ROIC)	16.6%
(1)Represents various other acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations, excluding $641 and $534 in stock-based compensation for the twelve month period ended December 31, 2021 and January 1, 2021, respectively, and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets.
(2)Represents costs associated with various strategic initiatives including the expansion of the Powered Vehicles Group’s manufacturing operations.
(3)Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
	For the twelve months ended
	December 31, 2021	January 01, 2021
Net cash provided by operating activities	$65,290	$82,715
Purchases of property and equipment	(54,846)	(56,744)
Free Cash Flow	$10,444	$25,971

Annex B 2022 Omnibus Plan

FOX FACTORY HOLDING CORP.
2022 Omnibus Plan
1.Purpose and Duration
1.1Purpose. The purpose of the Fox Factory Holding Corp. 2022 Omnibus Plan is to promote the interests of Fox Factory Holding Corp. and its stockholders by: (i) providing a means for the Company and its Affiliates to attract, engage and retain world-class employees, directors and consultants of and to the Company and its Affiliates; (ii) motivating such individuals to assist in the long-term growth and success of the Company; and (iii) providing such individuals with incentives that will align the interests of such individuals with those of the stockholders of the Company.
1.2Duration. The Plan shall commence on the Effective Date and terminate on the ten (10) year anniversary of the Effective Date, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 13. In no event may an Award be granted under the Plan on or after the ten (10) year anniversary of the Effective Date or its earlier termination date; provided, however, that unless otherwise expressly provided in an applicable Award Agreement, any Award granted prior to the ten (10) year anniversary of the Effective Date or earlier termination date may extend beyond such date. The Plan is intended to replace the Fox Factory Holding Corp. 2013 Omnibus Plan, and no further awards will be granted thereunder on and after the Effective Date.
2.Definitions
The following terms shall have the meanings set forth below:
2.1“Acquired Entity” means an entity that is acquired by the Company or an Affiliate through a merger, consolidation, combination, exchange of shares, acquisition or other business transaction, provided that upon the acquisition such entity is an Affiliate.
2.2“Acquired Entity Plan” means a shareholder-approved equity incentive plan established by an Acquired Entity and any awards outstanding thereunder.
2.3“Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity with which the Company would be considered a single employer under Sections 414(b) and (c) of the Code, applied using fifty percent (50%) as the percentage of ownership required under such Code sections; provided that for Options and Stock Appreciation Rights an “Affiliate” shall be an entity with respect to which the Common Stock will qualify as “service recipient stock” within the meaning of Section 409A.
2.4“Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or Substitute Awards.
2.5“Award Agreement” means any written agreement, contract, certificate or other instrument or document, which may be in electronic format, evidencing the terms and conditions of an Award granted under the Plan.
2.6“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule l3d-3 and Rule 13d-5 of the Exchange Act.

2.7“Beneficiary” means either (i) any person named by a Participant, in a written designation of beneficiary acceptable to the Company, who is entitled to receive payments or exercise rights that are available under the Plan in the event of such Participant’s death, or (ii) if no such person is named by a Participant, or if no such person designated by such Participant is eligible to receive payments or exercise rights that are available under the Plan in the event of such Participant’s death, such Participant’s Beneficiary shall be the Participant’s estate.
2.8“Board” or “Board of Directors” means the Board of Directors of the Company.
2.9“Cause” means:
(i)If the Participant is a party to a written employment, service or other agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or
(ii)If no written employment or service agreement or other agreement exists, or if such employment or service agreement or other agreement does not define Cause, unless otherwise defined in the Award Agreement, any one or more of the following, in each case as determined in good faith by the Committee: (a) breach of any fiduciary duty or legal or material contractual obligation to the Company or any of its Affiliates; (b) failure to perform satisfactorily such Participant’s material duties to the Company or any of its Affiliates; (c) gross negligence or engagement in insubordination, willful misconduct, willful violation of any law, fraud, embezzlement, acts of dishonesty or a conflict of interest relating to the affairs of the Company or any of its Affiliates; (d) conviction of or pleading nolo contendere to any misdemeanor relating to the affairs of the Company or any of its Affiliates, or any felony; or (e) failure to use the Participant’s best efforts to promote the interests of the Company or any of its Affiliates or, except as otherwise agreed upon between the Participant and the Company, to devote the Participant’s full business time and efforts to the business and affairs of the Company or any of its Affiliates.
2.10“Change in Control” of the Company shall mean the occurrence of any one or more of the following:
(i)The sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of substantially all of the assets of the Company to any Person; or
(ii)Any Person becomes the Beneficial Owner (except that a Person shall be deemed to have Beneficial Ownership of all Shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly of more than fifty percent (50%) of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; or
(iii)A change in the composition of the Board such that individuals who, as of the beginning of any period of twenty-four (24) months determined on a rolling basis (the “measurement date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the measurement date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of those individuals then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of Board membership occurs as a result of either an actual or threatened election contest with respect to the election or removal of Directors of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board shall not be so considered as a member of the Incumbent Board.

(iv)Notwithstanding the foregoing, (a) if any payment or benefit pursuant to an Award is “nonqualified deferred compensation” under Section 409A to which an exception to Section 409A does not apply, and the payment of benefit of such Award is triggered by a Change in Control, the events described above shall not constitute a Change in Control with respect to such nonqualified deferred compensation unless the event constitutes a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as described under Section 409A; and (b) for the avoidance of doubt, a Change in Control shall not be deemed to have occurred as a result of a sale or other disposition of any Affiliate (or any Affiliate’s assets) by which a Participant may be employed.
2.11“Code” means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
2.12“Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan composed of not less than two (2) Directors who are members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3. If the Committee does not exist or cannot function for any reason or if the Board withdraws the Committee’s authority to administer the Plan, references to the Committee shall mean the Board.
2.13“Common Stock” means Fox Factory Holding Corp. common stock, $0.001 par value per Share, or any such other securities of the Company into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares, or similar transaction; provided, however, that such other securities shall, for Options and Stock Appreciation Rights, always constitute “service recipient stock” within the meaning of Section 409A.
2.14“Company” means Fox Factory Holding Corp., a Delaware corporation, and any successor thereto.
2.15“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director or Key Person. Continuous Service Status shall not be considered interrupted in the case of: (i) a statutory leave of absence or a sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy (including, without limitation, a policy related to COVID-19 and other pandemics) adopted from time to time; or (iv) in the case of transfers between (a) locations of the Company or its Affiliates or (b) the Company and its Affiliates; provided, however, that for purposes of Incentive Stock Options, “Continuous Service” means the absence of termination of employment service as an “employee” within the meaning of Sections 422 and 3401(c) of the Code. Except with respect to Incentive Stock Options, a change in the capacity in which the Participant renders services to the Company or its Affiliates as an Employee, Director or Key Person will not constitute an interruption of Continuous Service status.
2.16“Director” means a member of the Board or of the board of directors of an Affiliate who is not an Employee.
2.17“Disability” means:
(i)If the Participant is a party to a written employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Disability, the definition contained therein; or
(ii)If no written employment or service agreement exists, or if such employment or service agreement does not define Disability, then Disability shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

Notwithstanding the foregoing, with respect to any Incentive Stock Option, “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code, and to the extent the vesting or payment of any Award hereunder is accelerated by reason of a Participant’s Disability, no such acceleration shall occur until the Participant experiences a Separation from Service.
2.18“Effective Date” shall mean the date the Plan is approved by the Company’s stockholders.
2.19“Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.
2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder, or any successor act thereto.
2.21“Fair Market Value” means, as of any date, the value of a Share, which shall be an amount equal to the closing price of a Share on such date (excluding any “after hours” trading) as reported on the NASDAQ (or, if there is no reported sales on such date, on the last preceding date on which the Shares were principally trading) or other principal stock market or exchange or inter-dealer quotation system on which the Shares are traded or quoted. If Shares are not so traded or quoted, fair market value as determined by the Committee in good faith in accordance with Section 409A.
2.22“Fiscal Year” means the fiscal year of the Company, which is the calendar year as of the Effective Date.
2.23“Good Reason” as a reason for a Participant’s termination of employment or service shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between the Participant and the Company or an Affiliate; provided, however, if Participant is not a party to an employment, severance or similar agreement with the Company or an Affiliate in which such term is defined, then unless otherwise defined in the applicable Award Agreement, for purposes of the Plan, the Participant shall not be entitled to terminate his or her employment or service for Good Reason.
2.24“Incentive Stock Option” or “ISO” means an Award to purchase Shares granted under Section 6 to Employees who are “employees” within the meaning of Section 3401(c) of the Code, and which meets the requirements of Section 422 of the Code.
2.25“Insider” means an individual who is, on the relevant date, subject to Section 16 of the Exchange Act due to his or her status with the Company.
2.26“Key Person” means a consultant, other than an Employee or Director, who is a natural person and provides services to the Company or an Affiliate.
2.27“NASDAQ” means the Nasdaq Stock Market stock exchange.
2.28“Nonqualified Stock Option” or “NQSO” means an Award to purchase Shares granted under Section 6 and which is not an ISO.
2.29“Other Award” means a cash-based or Share-based award grant made pursuant to Section 10.
2.30“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Section 6.
2.31“Option Price” means the price at which a Share may be purchased by a Participant upon the exercise of an Option.
2.32“Participant” means an Employee, Director or Key Person who is eligible to receive an Award pursuant to Section 3 or who has an outstanding Award granted under the Plan.

2.33“Performance Criteria” means any criterion or criteria selected by the Committee for purposes of establishing the performance goals for a Performance Period, which may include, without limitation, one or more of the following: return on net assets; return on stockholders’ equity; return on assets; return on capital; return on invested capital; revenue; average revenue; stockholder returns; profit margin; earnings per Share; net earnings; operating earnings; free cash flow; earnings before interest, taxes, depreciation and amortization; cash flows; growth of business; operating expenses; capital expenses; cost targets; Share price; enterprise value; equity market capitalization; or sales or market share.
2.34“Performance Share” means an Award denominated in Shares which may be earned, in whole or in part, upon attainment of performance goals during a Performance Period pursuant to Section 9, the terms and conditions of which shall be specified in an Award Agreement.
2.35“Performance Share Unit” means an Award denominated in a unit which may be earned, in whole or in part, upon attainment of performance goals during a Performance Period pursuant to Section 9, the terms and conditions of which shall be specified in an Award Agreement.
2.36“Performance Period” means one or more periods of time, as the Committee may select, over which the attainment of one or more performance goals based on Performance Criteria will be measured for the purpose of determining a Participant’s right to and payment of a Performance Share Unit or Performance Share.
2.37“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
2.38“Prior Plan” means the Fox Factory Holding Corp. 2013 Omnibus Plan.
2.39“Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following except pursuant to Section 5.5 or a Change in Control: (i) the lowering of the Option Price after the date of grant of an Award, (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles, or (iii) the cancellation of an Option or Stock Appreciation Right at a time when the Option Price (or with respect to a Stock Appreciation Right, the Fair Market Value of the Shares covered by the Stock Appreciation Right on the date of the Award) exceeds the Fair Market Value of the underlying Shares in exchange for any other Award or for cash.
2.40“Restricted Stock” means an Award of a Share pursuant to Section 8, the terms and conditions of which shall be specified in an Award Agreement.
2.41“Restricted Stock Unit” or “RSU” means an Award denominated in a unit pursuant to Section 8, the terms and conditions of which shall be specified in an Award Agreement.
2.42“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
2.43“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.
2.44“Section 409A” means Section 409A of the Code and similar applicable state law.
2.45“Separation from Service” means a termination of the employment or other service relationship between the Participant and the Company meeting the requirements of Section 409A(a)(2)(A)(i) of the Code.
2.46“Share Reserve” shall have the meaning ascribed to such term in Section 5.1.
2.47“Share” means a share of the Common Stock.
2.48“Stock Appreciation Right” or “SAR” means an Award, granted alone and designated as a SAR, pursuant to the terms of Section 7.

2.49“Subsidiary” means, with respect to an Incentive Stock Option, a “subsidiary corporation” as defined in Section 424(f) of the Code.
2.50“Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by an Acquired Entity to such Acquired Entity’s employee or other service provider pursuant to an Acquired Entity Plan.
2.51 “Unrestricted Stock” means a Share awarded to a Participant pursuant to Section 8 without any vesting restrictions imposing a forfeiture risk on the Participant.
3.Eligibility and Participation
3.1Eligibility. Persons eligible to participate in this Plan include:
(i)All Employees, Directors and Key Persons.
(ii)Holders of equity-based awards granted pursuant to an Acquired Entity Plan are eligible for grants of Substitute Awards, as determined by the Committee, to the extent permitted under applicable listing standards of NASDAQ or any other stock market or exchange on which the Shares are listed.
3.2Participation.
(i)Subject to the provisions of the Plan, the Committee may from time to time select from all eligible Employees, Directors and Key Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award, and Awards may be granted to Participants at any time and from time to time as shall be determined by the Committee, including in connection with any other compensation program established by the Company.
(ii)Eligibility for participation in this Plan is not a guarantee or grant of a right to be selected to receive an Award, and being selected to receive an Award is not a representation or guarantee of being selected to receive any additional Awards. Selection is at the sole discretion of the Committee.
4.Administration
4.1General. The Plan shall be administered by the Committee.
4.2Authority of the Committee. Subject to the terms of the Plan and applicable law, the Committee (or, to the extent permitted hereby, its delegate) shall have full power, authority and discretion to:
(i)designate Participants;
(ii)determine the type or types of Awards to be granted to each Participant under the Plan;
(iii)determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;
(iv)determine the terms and conditions of any Award, grant Awards, and establish any Performance Criteria;
(v)determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;
(vi)determine whether, to what extent and under what circumstances a tax withholding obligation may be satisfied in cash, Shares, or other property;

(vii)determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(viii)interpret, administer, resolve any ambiguity, and reconcile any inconsistency in, and correct any defect in and/or supply any omission, or reconcile any inconsistency in, the Plan and any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan and any Award Agreement;
(ix)establish, adopt, amend, revise, suspend or waive any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan and Award Agreements; and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and
(x)make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the correction of any administrative errors and, consistent with the provisions of Section 16.10, the adoption of such modifications, procedures, and sub-plans as may be necessary or desirable to comply with the laws of non-United States jurisdictions in which the Company or any Affiliate may operate.
4.3Delegation. The Committee may delegate its power, authority and duties as identified herein to a subcommittee, except (i) for the power and authority to grant Awards to Insiders, and (ii) as otherwise prohibited by law. In addition to the delegation authority provided by the previous sentence, to the extent permitted by applicable law or rule of NASDAQ or other applicable stock market or exchange on which the Shares are listed, the Committee may delegate to one or more officers of the Company the authority to grant Awards to Employees that are not Insiders.
4.4Decisions Binding. All determinations, interpretations, designations and decisions made by the Board, the Committee or the Committee’s delegate pursuant to the provisions of the Plan, any Award or any Award Agreement (and all related directives and resolutions of the Board, the Committee or the Committee’s delegate) shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Directors, Key Persons and their Beneficiaries.
4.5Committee Composition. Any grant of an Award by the Committee to an Insider shall require the approval of (i) a Committee consisting of two (2) or more Board members who are “non-employee directors” within the meaning of Rule 16b-3, or (ii) the full Board.
4.6Limitation of Committee Authority Regarding Repricing and Reloads . The Committee is prohibited from (i) Repricing any Option or Stock Appreciation Right, and (ii) providing a cash buyout to holders of Options and Stock Appreciation rights where the Option Price or grant price is greater than the Fair Market Value of the underlying Shares on the date of grant of the Award, without the prior approval of the stockholders of the Company with respect to any proposed Repricing or cash buyout. No Option or Stock Appreciation Right may include provisions that entitle a Participant to the automatic “reload” grant of additional Options or Stock Appreciation Rights in connection with the exercise or expiration of the original Option or Stock Appreciation Right.
5.2Shares Subject to the Plan and Maximum Awards
5.1Number of Shares Available for Grants. Subject to the provisions of Sections 5.2 and 5.5, the aggregate number of Shares that may be granted pursuant to Awards shall be (i) two million nine hundred thousand (2,900,000) Shares, plus (ii) the number of Shares that are subject to outstanding awards under the Prior Plan which either cease for any reason to be subject to such awards or are forfeited, cancelled, or repurchased at their original issue price, (the combined total of (i) and (ii) being the “Share Reserve”); and two million nine hundred thousand (2,900,000) Shares are the aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan. Any awards granted under the Prior Plan after March 8, 2022 and prior to the Effective Date shall reduce the Share Reserve.

5.2Share Counting. Shares covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant or a Beneficiary, and, therefore, the Share Reserve as of a given date shall not be reduced by Shares relating to prior Awards that have expired or have been forfeited or cancelled; and upon payment in cash of the benefit provided by any Award, any Shares that were covered by such Award will be available for issue hereunder. Notwithstanding anything to the contrary contained herein, (i) if Shares are tendered or otherwise used in payment of the exercise price of an Option, the total number of Shares covered by the Option being exercised shall reduce the Share Reserve; (ii) Shares withheld by the Company to satisfy a tax withholding obligation shall count against the Share Reserve; (iii) the number of Shares covered by a Stock Appreciation Right, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the Stock Appreciation Right, shall be considered issued and transferred pursuant to the Plan; (iv) the number of Shares underlying any Substitute Awards shall be counted against, and reduce, the Share Reserve; and (v) Shares that are repurchased by the Company using Option exercise proceeds shall be counted against, and reduce, the Share Reserve.
5.3Maximum Fiscal Year Awards for Directors of the Board. The maximum aggregate number of Shares subject to Awards granted during a single Fiscal Year to any Director who is a member of the Board, taken together with any cash fees paid to such Director during such Fiscal Year, shall not exceed Nine Hundred Thousand Dollars ($900,000) in total value (calculating the Share value of any such Awards based on the grant date Fair Market Value of such Awards).
5.4Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall vest no earlier than the one (1) year anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum one (1) year vesting requirement: any (i) Substitute Awards where more than one (1) year has elapsed since the grant date of the outstanding award previously granted by an Acquired Entity pursuant to an Acquired Entity Plan, (ii) Shares delivered in lieu of fully vested cash-based Awards where more than one (1) year has elapsed since the grant date of such Award, (iii) Awards to Directors of the Board that vest on earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual stockholders’ meeting, and (iv) any Awards the Committee may grant, up to a maximum of five percent (5%) of the available Share Reserve authorized for issuance under the Plan pursuant to Section 5.1 (subject to adjustment under Section 5.5); and, provided, further, that the foregoing one (1) year restriction does not apply to accelerated exercisability or vesting of any Award in case of death or Disability pursuant to the terms of an Award Agreement or otherwise.
5.5Adjustments. In the event that the Committee determines in its reasonable discretion that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall equitably adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the Option Price or grant price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, which, in the case of Options and Stock Appreciation Rights shall equal the excess, if any, of the Fair Market Value of the Share subject to each such Option or Stock Appreciation Right over the per Share Option Price or grant price of such Option or Stock Appreciation Right. No adjustment shall be made to an Option or SAR to the extent that it causes such Option or SAR to be treated as the granting of a new Option or SAR under Code Sections 409A and 424, as applicable, or to provide for a deferral of compensation subject to Section 409A.
5.6Sources of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or Shares otherwise acquired by the Company.

6.Options
6.1Grant of Options. Options may be granted to Participants in such number, upon such terms, and at such times as determined by the Committee; provided, however, that ISOs may be granted only to Participants who are Employees of the Company or a Subsidiary. ISOs shall not be granted to any person who owns or is deemed to own pursuant to Section 424(d) of the Code stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates (including any Subsidiary or parent corporation), unless the Option Price is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the grant date and the Option is not exercisable after the expiration of five (5) years from the grant date of the Award. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds One Hundred Thousand Dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NQSOs.
6.2Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an ISO fails to qualify as such at any time, or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the terms of such Option (or the provisions of the Award Agreement relating thereto) do not satisfy the requirements of Section 409A.
6.3Award Agreement. Options granted under this Plan shall be evidenced by an Award Agreement, which shall specify whether the Option is intended to be an ISO or a NQSO.
6.4Option Price. Except with respect to an Option that is a Substitute Award, the Option Price for each Option shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date as of which the Option is granted (or, in the case of an ISO, granted to a person identified in Section 6.1 above, one hundred and ten percent (110%) of the Fair Market Value of a Share). Notwithstanding the foregoing, an ISO may be granted with a lower Option Price if such ISO is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, and a NQSO may be granted with a lower Option Price if such NQSO is a Substitute Award granted in a manner satisfying the provisions of Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(v)(D).
6.5Duration of Options; Blackout Periods. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of the ten (10) year period beginning on the date of its grant. If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee may establish, which may be applied differently among Participants or Awards, Options may be deemed exercised by the Participant (or in the event of the death of the Participant, by the Participant’s Beneficiary) on the expiration date of the Option using a net share settlement (or net settlement) method of exercise to the extent that as of such expiration date the Option is vested and exercisable and the Option Price per Share of the Option is below the Fair Market Value of a Share on such expiration date. If there is a blackout period under the Company’s insider trading policy or applicable law (or a Committee-imposed blackout period) that prohibits the buying or selling of Shares during any part of the ten (10) day period before the expiration of any Option based on the termination of a Participant’s Continuous Service, the period for exercising such Options be extended until ten (10) days beyond when such blackout period ends. Notwithstanding any provision hereof or within an Award Agreement, no Option shall be exercised after the expiration date of its original term as set forth in the award Agreement.
6.6Vesting and Exercisability of Options. Subject to Section 5.4, Options shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.
6.7Exercise of Options. Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them pursuant to an Award Agreement. An Award of an Option imposes no obligation upon the Participant to exercise the Option. The Company, its Affiliates and the Committee have no obligation to inform a Participant or Beneficiary of the date on which an Option is no longer exercisable except in the Award Agreement.

6.8Payment. Unless otherwise provided under the terms of an Award Agreement, or as otherwise determined by the Committee, the Option Price shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by delivery (by either actual delivery or attestation) of previously acquired Shares (which are not subject to any pledge or other security interest and acquired other than through the exercise of an ISO) having an aggregate Fair Market Value on the date of exercise equal to the total Option Price, (iii) through a reduction in the number of Shares received through the exercise of the Option (net share settlement) based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) by a combination of (i), (ii) and (iii), or (v) by a broker-assisted sale through delivery of irrevocable instructions to a broker to sell Shares otherwise deliverable upon the exercise of the Option and to promptly deliver to the Company an amount equal to the aggregate Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall transfer Shares in an appropriate amount based upon the number of Shares purchased under the Option.
7.Stock Appreciation Rights
7.1Grant of SARs. SARs may be granted to Participants in such number, upon such terms and at such times as determined by the Committee. A SAR granted in connection with an Option shall become exercisable, be transferable and shall expire according to the same vesting schedule, transferability rules and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall become exercisable, be transferable and shall expire in accordance with a vesting schedule, transferability rules and expiration provisions as established by the Committee and reflected in an Award Agreement. Except with respect to a SAR that is a Substitute Award and is granted in a manner that satisfies Section 409A and Treasury Regulation 1.409A-I (b)(5)(v)(D), the grant price of a SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR.
7.2Vesting and Exercisability of SARs. Subject to Section 5.4, SARs shall become vested and exercisable at such times and conditions and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant, as set forth in the Award Agreement.
7.3Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them pursuant to an Award Agreement. An Award of a Stock Appreciation Right imposes no obligation upon the Participant to exercise the Stock Appreciation Right. The Company, its Affiliates and the Committee have no obligation to inform a Participant or Beneficiary of the date on which a Stock Appreciation Right is no longer exercisable except in the Award Agreement.
7.4Duration of SARs. The term of a SAR shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years, If determined by the Committee in its discretion, on such terms and conditions and under such circumstances as the Committee shall establish, which may be applied differently among Participants or Awards, SARs may be deemed exercised by the Participant (or in the event of the death of the Participant by the Participant’s Beneficiary) on the expiration date of the SAR to the extent that as of such expiration date the SAR is vested and exercisable and the per Share grant price of the SAR is below the Fair Market Value of a Share on such expiration date.
7.5Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying the difference between the Fair Market Value of a Share on the date of exercise over the grant price, by the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, in Shares of equivalent value, or in a combination thereof.

8.Restricted Stock, Unrestricted Stock and Restricted Stock Units
8.1Grant of Restricted Stock, Unrestricted Stock or RSUs. Subject to Section 5.4, Restricted Stock, Unrestricted Stock and RSUs may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee. Subject to Section 11.6, dividends paid on any Shares of Restricted Stock will be withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock as determined by the Committee and specified in an applicable Award Agreement with such additional Shares of Restricted Stock being subject to the same vesting schedule specified therein.
8.2Restrictions; Evidence of Ownership. The Committee shall impose conditions and/or restrictions on Restricted Stock or RSUs as it may deem advisable including, without limitation, time-based restrictions and/or restrictions based upon the achievement of other specific goals or circumstances. Restricted Stock or RSUs shall be forfeited to the extent that a Participant fails to satisfy the applicable conditions and/or restrictions. All such conditions and/or restrictions shall be set forth in the applicable Award Agreement. Any Restricted Stock or Unrestricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. The Company may retain possession of Restricted Stock until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.
8.3Lapse of Restrictions, Payment of Restricted Stock or RSUs. Except as otherwise provided in the Award Agreement or as required by applicable law, Shares of Restricted Stock shall become freely transferable by the Participant as soon as practicable after all applicable conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, RSUs shall be settled as soon as practicable after all applicable conditions and/or restrictions with respect to such RSUs have been satisfied, in the form of cash or in Shares (or in a combination thereof) as determined by the Committee and set forth in the applicable Award Agreement. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which all applicable conditions and/or restrictions have been satisfied.
9.Performance Shares and Performance Units
9.1Grant of Performance Shares or Performance Share Units. Subject to Section 5.4, Performance Shares and Performance Share Units may be granted to Participants in such amounts, upon such terms and at such times as determined by the Committee.
9.2Performance Goals and Other Terms. The Committee will set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Share which will vest or the number or value of Performance Share Units that will be paid out to the Participants. Performance Share Units may, as determined by the Committee, be denominated as a cash amount, a number of Shares, a number of units referencing a cash amount, a number of Shares or other property, or a combination thereof. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Shares or Performance Share Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Committee will determine. The Committee may set performance goals based upon Performance Criteria and the achievement of Company-wide, Affiliate, divisional, business unit, department or individual goals, applicable federal or state securities laws, or any other basis (including, without limitation, relative performance or performance compared to an outside reference or peer group) determined by the Committee in its discretion. After the grant of a Performance Shares or Performance Share Units, the Committee, in its sole discretion, may, subject to Section 5.4, adjust, reduce, eliminate or waive any performance goals, in whole or in part, or other vesting provisions for such Performance Shares or Performance Share Units.

9.3Lapse of Restrictions, Payment of Performance Shares and Performance Share Units. Except as otherwise provided in the Award Agreement or as required by applicable law, Performance Shares shall become freely transferable by the Participant after all applicable conditions and/or restrictions have been satisfied. Except as otherwise provided in the Award Agreement or as required by applicable law, payment of earned Performance Share Units will be made as soon as practicable after the expiration of the applicable Performance Period and a determination is made by the Committee as to the extent to which the Performance Share Units have been earned. The Committee, in its sole discretion, may pay earned Performance Share Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Share Units at the end of the applicable Performance Period) or in a combination thereof.
10.Other Awards and Substitute Awards
10.1Other Awards. The Committee may grant to Participants Other Awards that are denominated in cash or Shares or valued in whole or in part by reference to or are otherwise based upon Shares, either alone or in addition to other Awards granted under this Plan. Other Awards may be settled in Shares, cash or any other form of property, as the Committee shall determine in its sole discretion. Other Awards may be granted for past services, in lieu of bonus or other cash compensation, as determined by the Committee. The Committee shall have sole and complete authority to determine the Employees, Directors and Key Persons to whom and the time or times at which Other Awards shall be made, the number of Shares to be granted pursuant to such Other Awards and all other terms and conditions of Other Awards, including, subject to Section 5.4, whether such Other Awards are made with or without vesting requirements or require payment of a specified purchase price. Other Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate. In the discretion of the Committee, an Award Agreement, other than for an Award of Options or Stock Appreciation Rights, may provide for the payment and crediting of dividends and dividend equivalents, subject to the vesting of the Award, payable in cash, Shares, other securities or other property in compliance with Section 409A.
10.2Substitute Awards. Substitute Awards may, in the discretion of the Committee, be made in assumption of, or in substitution for, outstanding awards previously granted by an Acquired Entity pursuant to the Acquired Entity’s Acquired Entity Plan.
11.Provisions Applicable to All Awards
11.1Award Agreement. Each Award shall be evidenced by an Award Agreement. Such Award Agreement shall specify the terms of the Award, including without limitation, the type of the Award, the Option Price or grant price, if any, the number of Shares subject to the Award, the duration of the Award and such other provisions as the Committee shall determine.
11.2Continuous Service, Death and Disability. Each Award Agreement shall set forth the governing terms and conditions in the event of the Participant’s death, Disability, and any interruption or termination of a Participant’s Continuous Service. The Committee shall not have discretion to accelerate the vesting of an Award except in the event of the Participant’s death or Disability.
11.3Transferability. Except for designations of Beneficiaries by Participants or as otherwise provided otherwise in an Award Agreement, Awards and Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may not be sold, assigned, transferred, pledged, alienated, attached, or otherwise encumbered (and any such purported sale, assignment, transfer, pledge, alienation, attachment or other encumbrance shall be void and unenforceable against the Company or any Affiliate), other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal guardian or legal representative; provided, however, that the Committee may (but shall not be required to) permit other transfers (other than transfers for value) where the Committee concludes that such transferability is otherwise appropriate and desirable, taking into account any factors deemed relevant by the Committee, including without limitation, state or federal tax or securities laws applicable to transferable Awards. In addition to the foregoing, a Participant is prohibited from transferring Options to a third party financial institution without approval of the Company’s stockholders.

11.4Restrictive Legends. All Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, NASDAQ or any other stock market or exchange upon which such Shares are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
11.5No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, up or down, forfeited or otherwise eliminated.
11.6Dividends and Dividend Equivalents. Except with regard to Options and SARs, the Committee may, in its sole discretion and subject to compliance with applicable law including Section 409A, provide that Awards granted under the Plan earn dividends or dividend equivalents and provide that dividends and dividend equivalents either (i) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested, which shall be subject to the same vesting provisions as provided for the Award, or (ii) will be credited to a bookkeeping or other account for the Participant and accumulated without interest until the date upon which the Award becomes vested (and any such dividends or dividend equivalents accrued with respect to forfeited Awards will be reconveyed to the Company or cancelled without further consideration or any act or action by the Participant); and except in the case of Awards of Performance Shares and Performance Share Units, will be paid or distributed to the Participant as accrued no later than the fifteenth (15th) day of the third (3rd) month following the first (1st) calendar year in which the Participant’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. In no event shall dividends or dividend equivalents with respect to an Award of Performance Shares or Performance Share Units be paid or distributed until the performance goals of such Award are met, and thereafter shall be paid or distributed no later than the fifteenth (15th) day of the third (3rd) month following the first calendar year in which the Participant’s right to such dividends and dividend equivalents is no longer subject to a substantial risk of forfeiture or are otherwise vested. No dividends or dividend equivalents shall be granted with respect to Options or SARs.
12.Change in Control
12.1Effect of Change in Control. The provisions of this Section 12 shall apply in the case of a Change in Control :
(i)Awards not Assumed, Continued or Substituted. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the surviving entity, continued by the continuing entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board: (i) outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all outstanding Performance Shares and Performance Share Units shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level as provided in the applicable Award Agreement and, subject to compliance with Section 409A, there shall be a pro rata payout to Participants within thirty (30) days following the date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422, the excess Options shall be Nonqualified Stock Options.

(ii)Awards Assumed, Continued or Substituted. With respect to Awards assumed by the surviving entity, continued by the continuing entity or otherwise equitably converted or substituted in connection with a Change in Control: if within two (2) years after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then (i) all of that Participant’s outstanding Options, SARs and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the his or her outstanding Awards shall lapse, and (iii) the payout opportunities attainable under all of such Participant’s outstanding Performance Shares and Performance Share Units shall be earned based on actual performance through the end of the performance period, and there shall be a pro rata payout to the Participant within thirty (30) days after the amount earned has been determined based upon the length of time within the performance period that has elapsed prior to the date of termination. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422, the excess Options shall be Nonqualified Stock Options
12.2Termination, Amendment and Modification of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision to the contrary, the provisions of this Section 12 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award granted under the Plan prior to the Change in Control without the prior written consent of the Participant to whom the Award was made; except that no action shall be permitted under this Section 12.2 that would impermissibly accelerate or postpone payment of an Award subject to Section 409A.
13.Amendment, Modification and Termination
13.1Amendment, Modification and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided that without the prior approval of the Company’s stockholders, no material amendment shall be made if stockholder approval is required by law, regulation or applicable listing requirement of NASDAQ or any other stock exchange upon which the Common Stock is then listed; provided, further that notwithstanding any other provision of the Plan or any Award Agreement, no such alteration, amendment, suspension or termination shall be made without the approval of the stockholders of the Company if the alteration, amendment, suspension or termination would increase the number of Shares available for Awards under the Plan, except as provided in Section 5.
13.2Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the prior written consent of the Participant to whom the Award was made. The Committee may amend any Award previously granted without the prior written consent of the Participant if such amendment does not adversely affect the Award in any material way, and may amend any Award previously granted with the written consent of the Participant. As provided in Section 4.6, Repricing of an Award of Options and Stock Appreciation Rights without the prior approval of the Company’s stockholders is prohibited.

14.Withholding
The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company or an applicable Affiliate, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan or an Award. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company or such Affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Committee, at the time the Award is granted or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding Shares having a Fair Market Value on the date of withholding equal to the minimum amount required to be withheld for tax purposes (or such greater amount up to the maximum individual statutory rate in the applicable jurisdiction as may be permitted under then-current accounting principles to qualify the Award for equity classification), all in accordance with such procedures as the Committee establishes. Without limiting the generality of the foregoing, a Participant may satisfy, in whole or in part, such withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability, or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of an Option a number of Shares with a Fair Market Value equal to such withholding liability.
15.Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company (to the extent permissible under applicable law) against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any bona fide claim, action, suit, or proceeding against such person or against the Company and in which he or she may be involved by reason of any action taken or failure to act by him or her under the Plan in his or her capacity as a member of the Committee or of the Board and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.Miscellaneous
16.1Number. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural.
16.2Severability. In the event any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant or Award , or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
16.3Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations.

16.4Governing Law; Choice of Forum. To the extent not governed by federal law, the Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of the Delaware Court of Chancery, over any suit, action or proceeding arising out of or relating to or concerning the Plan or, to the extent not otherwise specified in any Award Agreement between the Company and Participant, any aspect of the Participant’s Award Agreement. The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated in this Section 16.4 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 16.4. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan, any Award and Award Agreement.
16.5Plan Controls. Unless expressly stated otherwise in the Plan, in the event of any conflict between the provisions of an Award Agreement and the Plan, the Plan shall control, and the conflicting provisions of the Award Agreement shall be null and void ab initia.
16.6Recoupment, Clawback, Forfeiture. Awards, including any Shares subject to or issued under an Award or the value received pursuant to an Award, as appropriate, notwithstanding any contrary provision of the Plan, shall be subject to recovery, recoupment, clawback and/or other forfeiture pursuant to the Company’s clawback policy. In addition, any Award, including any Shares subject to or issued under an Award or the value received pursuant to an Award, is also subject to any applicable law or regulation or the standards of NASDAQ or any other stock exchange on which the Shares are then listed that provide for any such recovery, recoupment, clawback and/or forfeiture. In addition, the Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.
16.7Section 409A Compliance. It is intended that Awards are either exempt from the requirements of Section 409A or will satisfy the requirements of Section 409A (in form and operation). Notwithstanding anything else in the Plan, if the Committee determines a Participant to be one of the Company’s “specified employees” under Section 409A at the time of such Participant’s Separation from Service in accordance with the Company’s specified employee identification date and the Award is subject to Section 409A, then any payment that otherwise would be made to such Participant with respect to this Award as a result of such Separation from Service shall not be made until the date that is six (6) months after such Separation from Service or, if earlier, the date of the death of the Participant. Notwithstanding the foregoing, the Company, its Affiliates, the Board and the Committee shall not have any (i) liability to any Participant or Beneficiary for taxes or penalties under Section 409A, or (ii) obligation to indemnify any Participant or Beneficiary for any taxes or penalties under Section 409A.
16.8Stockholder Rights. Except as provided in the Plan or an Award Agreement, no Participant or Beneficiary shall have any rights as a stockholder with respect to Shares subject to an Award until such Shares are delivered to the Participant or the Beneficiary. Notwithstanding the foregoing, in connection with each Award of Restricted Stock, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.
16.9No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the employment or service capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, or (b) the service of a Key Person, or (c) the service of a Director pursuant to the By-laws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be; in each case free from any liability or any claim under the Plan unless expressly otherwise provided in any applicable employment or service agreement.

16.10Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax, or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
16.11Unfunded Plan. The Plan shall be unfunded. Neither the Company, any Affiliate, the Board, nor the Committee shall be required to establish any special or separate fund, or trust, or to segregate any assets to assure the performance of their obligations under the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended. To the extent that any Participant or Beneficiary acquires any right to receive Shares or other payments pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.
16.12Disqualifying Dispositions. Any Participant who shall make a “disposition” under Section 424(c) of the Code of all or any portion of Shares acquired upon exercise of an ISO within two (2) years from the grant date of such ISO or within one (1) year after the issuance of the Shares acquired upon exercise of such ISO, shall be required to immediately notify the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Shares.
16.13Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments, and adjustments, and to enter into non-uniform and selective Award Agreements.
* * *

Fox Factory Holding Corp.

Annual Meeting of Stockholders

For Stockholders of record as of March 08, 2022

TIME: Friday, May 6, 2022 1:00 PM, Eastern Time

PLACE: Annual Meeting to be held virtually via live webcast - please visit www.proxydocs.com/FOXF for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Toby Merchant and Scott Humphrey (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Fox Factory Holding Corp. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Fox Factory Holding Corp.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR		WITHHOLD	
	1.01 Thomas E. Duncan	☐		☐	FOR
	1.02 Jean H. Hlay	☐		☐	FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the appoinment of Grant Thornton LLP as our independent public accountants for fiscal year 2022.	☐	☐	☐	FOR
3.	To approve, the Fox Factory Holding Corp. 2022 Omnibus Incentive Plan.	☐	☐	☐	FOR
4.	To approve, on an advisory basis, the resolution approving the compensation of Fox Factory Holding Corp.'s named executive officers.	☐	☐	☐	FOR

NOTE: to consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/FOXF

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date